Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

FIRST FINANCIAL BANKSHARES, INC.

ABILENE, TEXAS

FIRST FINANCIAL BANK, N.A.

ABILENE, TEXAS

OSB FINANCIAL SERVICES, INC.

ORANGE, TEXAS

AND

ORANGE SAVINGS BANK, SSB

ORANGE, TEXAS

Dated as of February 20, 2013

i

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is effective as of February 20, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 (the “BHCA”) with its principal offices in Abilene, Texas (“FFIN”), First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and Orange Savings Bank, SSB (the “Bank”), a Texas savings bank with its home office in Orange, Texas.

RECITALS

WHEREAS, OSB is the holder of all of the outstanding capital stock of the Bank (the “Bank Stock”); and

WHEREAS, FFIN desires to acquire all of the Bank Stock from OSB, through the forward merger of the Bank with and into FFB, with FFB surviving, on the terms and conditions set forth below (the “Merger”);

WHEREAS, the parties desire that the Merger be treated as a taxable sale of the stock of a qualified subchapter S subsidiary (within the meaning of § 1361(b)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is treated as a taxable asset sale for federal and state income tax purposes;

WHEREAS, as a result of the Merger, all of the issued and outstanding shares of Bank Stock will be converted into and exchanged for cash or common shares, par value $0.01 per share, of FFIN (the “FFIN Stock”) in the manner provided for in this Agreement;

WHEREAS, the board of directors of FFIN (the “FFIN Board”), the board of directors of FFB (the “FFB Board”), the board of directors of OSB (the “OSB Board”) and the board of directors of the Bank (the “Bank Board”) have each approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and the schedules and exhibits hereto and have authorized the execution hereof;

WHEREAS, OSB, the Bank, FFIN and FFB desire to enter into this Agreement for the purposes specified herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I

ACQUISITION OF THE BANK STOCK

Section 1.01 Merger of the Bank with and into FFB. Subject to the terms and conditions of this Agreement, OSB shall convey, assign, sell and transfer all of the Bank Stock to FFIN by means of the merger of the Bank with and into FFB, with FFB surviving (the “Merger”), on the Effective Date (as defined in Section 1.02) pursuant to the provisions of 12 U.S.C. §215a and 7 T.A.C. §75.89.

Section 1.02 Effective Date and Effective Time. Subject to the terms and conditions of this Agreement, the Merger will be effective on the date and at the time specified in the letter certifying consummation of the Merger issued by the Office of the Comptroller of the Currency (the “OCC”). The date on which the Merger is effective is referred to herein as the “Effective Date,” and the parties will use their reasonable best efforts to cause the Closing Date (as defined in Section 2.01) to occur on the Effective Date, and the effective time of the Merger is referred to herein as the “Effective Time.”

Section 1.03 Effects of the Merger. The Merger shall have the effects set forth in 12 U.S.C. §215a and 7 T.A.C. §75.89. After the Merger, FFB shall continue as the entity resulting from the Merger (the “Resulting Bank”), and the separate corporate existence of the Bank shall cease. The name of the Resulting Bank shall be “First Financial Bank, N.A.” The existing offices and facilities of FFB immediately preceding the Merger shall be the principal offices and facilities of the Resulting Bank after the Merger and the offices and facilities of the Bank immediately before the Merger shall become established offices and facilities of the Resulting Bank after the Merger. At the Effective Time, all rights, title and interests to all real estate and other property owned by each of the Bank and FFB shall be allocated to and vested in the Resulting Bank without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of the Bank and FFB shall be allocated to the Resulting Bank, and the Resulting Bank shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Time, a proceeding pending by or against either the Bank or FFB may be continued as if the Merger did not occur, or the Resulting Bank may be substituted in the proceedings.

Section 1.04 Articles of Association and Bylaws. The Articles of Association of FFB will continue in effect as the Articles of Association of the Resulting Bank until the same will be amended and changed as provided by law. The Bylaws of FFB will continue in effect as the Bylaws of the Resulting Bank until the same will be amended and changed as provided by law.

Section 1.05 Directors and Senior Executive Officers. The directors and senior executive officers of the Resulting Bank at the Effective Time will be the directors and senior executive officers of FFB at the Effective Time and each of such persons will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Association and Bylaws of the Resulting Bank or as otherwise provided by law.

Section 1.06 Conversion of Securities. At the Effective Time by virtue of the Merger and without any further action on the part of FFIN, FFB, OSB or the Bank or any holder of the following securities:

(a) Each share of FFIN Stock that is issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of FFIN as of the Effective Time and shall not be affected by the Merger.

(b) Each share of FFB common stock, par value $10.00 per share, that is issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of FFB as of the Effective Time and shall not be affected by the Merger.

(c) Subject to the other provisions of this Article I, including an adjustment pursuant to Section 1.07, FFIN will deliver to OSB as full consideration for all of the Bank Stock, the following:

(i) a number of shares of FFIN Stock equal to 420,000 shares of FFIN Stock (the “Stock Consideration”); plus

(ii) cash in an amount equal to $39,200,000.00 (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”).

(d) If, between the date hereof and the Effective Date, the outstanding shares of FFIN Stock increase, decrease, change into or are exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a “Share Adjustment”), then the number of shares of FFIN Stock set forth in Section 1.06(c)(i) shall be appropriately and proportionately adjusted so that the shareholder of the Bank shall be entitled to receive the Merger Consideration in such proportion as it would have received pursuant to such Share Adjustment had the record date therefor been immediately after the Effective Date; provided, however, no fractional shares of FFIN Stock shall be issued in the Merger and in lieu thereof, any fractional share resulting from a Share Adjustment shall be rounded up to the next whole share of FFIN Stock.

(e) As of the Effective Time, all shares of Bank Stock converted into the Merger Consideration pursuant to this Section 1.06 shall no longer be outstanding and shall automatically be cancelled and retired, and all rights with respect thereto shall cease to exist, and each holder of Bank Stock shall cease to have any rights thereto, except the right to receive, upon surrender of the certificate(s) representing any such shares of Bank Stock in accordance with Section 2.02 hereof, its pro rata share of the Merger Consideration pursuant to this Section 1.06, subject to any adjustments thereto pursuant to Section 1.07.

(f) At the Effective Time, the stock transfer books of the Bank shall be closed, and no transfer of Bank Stock theretofore outstanding shall thereafter be made.

Section 1.07 Adjustment to Merger Consideration. If the Adjusted Equity (defined below) of the Bank, as calculated in accordance with this Section 1.07 as of the close of business on the second business day immediately preceding the Closing Date, or such other date as mutually agreed to by the parties hereto (the “Calculation Date”), is less than $43.2 million (the “Minimum Equity”), the Cash Consideration shall be reduced by an amount equal to the difference between the Minimum Equity and the Adjusted Equity. To the extent the Adjusted Equity exceeds the Minimum Equity on the Calculation Date, the Bank may dividend such excess amount to OSB after the Calculation Date and prior to the Effective Time.

(a) “Adjusted Equity” means total equity capital of the Bank, with such amounts to be calculated in accordance with the methodology used in the Bank’s Report of Condition and Income (“Call Report”) to calculate the total equity capital (Call Report Schedule RC - Balance Sheet, item 27.a). For comparative purposes, as of September 30, 2012, the Bank’s Adjusted Equity was $44.429 million.

(b) For purposes of this Agreement, Adjusted Equity at Closing shall reflect the following agreed upon adjustments:

(i) all Bank Merger Costs (defined below), if paid or accrued by the Bank and not reimbursed by OSB prior to the Calculation Date, shall have been accounted for as either a direct or indirect reduction of Adjusted Equity. Bank Merger Costs means (a) the legal, professional, investment banking, consulting and accounting fees and expenses of the Bank associated with the Merger, including any cost to obtain any opinion as to the financial fairness of the Merger, (b) all fees for obtaining the Tail Coverage (as defined in Section 5.19), (c) the payments owed by OSB or the Bank to those employees and in such amounts listed on Confidential Schedule 1.07(b)(i), including, without limitation any stay- pay or retention bonus amounts or change in control payments (all of which shall be reflected on Confidential Schedule 1.07(b)(i) including the name of the recipient, the amount of such payment and with respect to any stay-pay or retention bonus arrangements, the date through which the recipient must remain employed by the Resulting Bank to receive the stay-pay or retention bonus amount); provided, however, if any person identified on Confidential Schedule 1.07(b)(i) does not satisfy the conditions and requirements necessary to receive such stay-pay or retention bonus amount, then FFB shall forward any balance otherwise due to such person to OSB promptly following the date on which such payment would otherwise have been made, and (d) the accrual or payment of all of the costs, fees, expenses and penalties necessary to be paid by the Bank in connection with any contract termination required pursuant to this Agreement, including, without limitation, all costs, fees, expenses and penalties associated with the termination of the data processing or technology contracts contemplated by Section 5.15 hereof (the “Contract Termination Accrual”); provided, however, if the actual amount of the costs, fees, expenses and penalties necessary to terminate such data processing and technology contracts (the “Contract Termination Amount”) is less than the Contract Termination Accrual, then FFB shall forward to OSB an amount equal to the difference between the Contract Termination Accrual and the Contract Termination Amount promptly following the date on which the Contract Termination Amount is paid.

(ii) any dividends (whether paid or declared) to OSB by the Bank shall have been recorded by the Bank as a reduction of Adjusted Equity.

(iii) for purposes of calculating the Adjusted Equity pursuant to this Agreement, the balance of the Bank’s Accumulated Other Comprehensive Income, as would be reflected on Line 26b of Schedule RC of the Call Report as if the Calculation Date were a Call Report date, is agreed to be $3,647,382; provided, that such amount shall be increased or decreased, as applicable, by the accumulated loss reflected in such account between September 30, 2012 and the Calculation Date, and by the accumulated gain reflected in such account at September 30, 2012 on any security sold during such period, respectively.

(iv) except as set forth on Confidential Schedule 1.07(b)(iv), any gains recognized on sales of loans guaranteed by the Small Business Administration shall be deducted from Adjusted Equity.

Section 1.08 Shareholders’ Meeting. OSB, acting through the OSB Board, shall, in accordance with applicable law:

(a) duly call, give notice of, convene and hold a meeting of its shareholders (the “Shareholders’ Meeting”) as soon as practicable for the purpose of approving and adopting this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby;

(b) require no greater than the minimum vote of the common shares of OSB, par value $1.00 per share (the “OSB Shares”), required by applicable law in order to approve this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby;

(c) include in the Proxy Statement/Prospectus (defined in Section 1.08(d)) the recommendation of its Board of Directors that the shareholders of OSB vote in favor of the approval and adoption of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby;

(d) cause the Proxy Statement/Prospectus to be mailed to the shareholders of OSB as soon as practicable, and use its best efforts to obtain the approval and adoption of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger, and the transactions contemplated hereby by shareholders holding at least the minimum number of OSB Shares entitled to vote at the Shareholders’ Meeting necessary to approve the foregoing under applicable law. The letter to shareholders, notice of meeting, proxy statement of OSB and private placement memorandum of FFIN and form of proxy to be distributed to shareholders in connection with the Merger and the Merger Agreement shall be in form and substance reasonably satisfactory to FFIN and are collectively referred to herein as the “Proxy Statement/Prospectus”; and

(e) approve, as sole shareholder of the Bank, the Merger, this Agreement and the transactions contemplated hereby.

Section 1.09 Tax Treatment / Section 1060 Allocation.

(a) FFIN and OSB intend for the Merger to be a taxable sale of the stock of a qualified subchapter S subsidiary (within the meaning of §1361(b)(3)(B) of the Code) that is treated as a taxable asset sale for federal and state income tax purposes, and this Agreement shall be interpreted consistent with that intent. FFIN and OSB shall each use their reasonable best efforts to take such actions and execute such documents as may be necessary to enable the Merger to be treated as an asset sale for federal income tax purposes. OSB shall take no action that would result in the Merger not being treated as an asset sale for federal income tax purposes.

(b) Within sixty (60) days after the Closing Date, FFIN shall prepare and deliver to OSB a schedule setting forth (i) the cash and the fair market value of the stock consideration paid to OSB in the Merger, (ii) the liabilities assumed in the Merger, and (iii) FFIN’s proposed allocation of the sum of (i) and (ii) (the “Purchase Price Allocation”). For purposes of the parties’ federal income tax returns, the Purchase Price Allocation shall be made in accordance with Code § 1060, the applicable Income Tax Regulation Sections issued under Code §§ 1060 and 338, and other applicable federal income tax guidance, including the instructions to the appropriate IRS forms. The federal Purchase Price Allocation shall be reflected on the appropriate IRS forms, including IRS Form 8594, and included in the returns of OSB and FFIN for their respective tax years which include the Closing Date with respect to OSB and the day after the Closing Date with respect to FFIN. To the extent that the asset sale is subject to tax by any state or local jurisdiction, the Purchase Price Allocation relative to such state or local returns shall similarly be made in accordance with the comparable state or local guidance as appropriate.

(c) The parties agree upon and after delivery of the Purchase Price Allocation schedule referred to in Section 1.09(b), to have good faith discussions of any and all differences of view which may arise between them regarding the material contained therein. If within a period of thirty (30) days after delivery of the Purchase Price Allocation schedule, or such extension of this discussion period as mutually agreed by the parties, the parties have not agreed upon the Purchase Price Allocation schedule, then within ten (10) days thereafter, OSB will deliver to FFIN a written statement describing OSB’s objections to the Purchase Price Allocation schedule and all grounds therefor. OSB’s objections to the Purchase Price Allocation schedule shall be resolved by the Arbitrating Accounting Firm as provided in Section 1.09(d). After there is an agreement between FFIN and OSB, the Purchase Price Allocation shall be used for purposes of reporting the deemed sale of assets of the Bank in connection with the transactions contemplated by this Agreement. FFIN and OSB hereby agree that they will report the federal, state, foreign and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Purchase Price Allocation, adjusted as appropriate by the parties’ respective transaction costs, which will not be included in the Purchase Price Allocation schedule but must be included in the parties’ actual tax filings.

(d) If the parties cannot agree upon the Purchase Price Allocation, an Arbitrating Accounting Firm (as defined below) shall be instructed to resolve any disputes referred to it pursuant to this Section 1.09 within fourteen (14) days after such referral. The resolution of disputes by the Arbitrating Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties. The fees and expenses of the Arbitrating Accounting Firm shall be apportioned by the Arbitrating Accounting Firm based on the degree to which each party’s claims were unsuccessful and shall be paid by the parties in accordance with such determination. For example, if pursuant to this Section 1.09, OSB submitted an objection affecting the amount of Tax due in the amount of $100,000 and prevailed as to $45,000 of the amount, then the OSB would bear 55% of the fees and expenses of the Arbitrating Accounting Firm and FFIN would bear 45% of such fees and expenses. The “Arbitrating Accounting Firm” shall be an independent certified public accounting firm mutually acceptable to FFIN and OSB (or, if the parties cannot agree within seven (7) days on such a firm, to BKD, LLP).

Section 1.10 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, FFIN may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the holders of OSB Stock as a result of such modification, (ii) the after tax consideration to be paid to the holders of OSB Stock is not changed in kind or reduced in amount, and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or the Closing.

Section 1.11 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, OSB Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders (“Dissenting Shareholders”) who have not voted such shares in favor of the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby and who will have otherwise complied with the terms and provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code (the “TBOC”) will be entitled to those rights and remedies set forth in Chapter 10, Subchapter H of the TBOC; but if a shareholder fails to perfect, withdraws or otherwise loses any such right or remedy granted by the TBOC, such OSB Shares will continue to remain issued and outstanding OSB Shares following the Effective Time.

Section 1.12 Dividend of Merger Consideration to OSB Shareholders. After the Effective Time and subject to Section 5.22 and Article XI, OSB shall distribute the balance of the Merger Consideration after repayment of the Senior Notes (as defined herein), the Trust Preferred Notes (as defined herein) and payment of any other expenses or obligations of OSB, to the holders of the OSB Shares, other than Dissenting Shareholders (the “OSB Shareholders”). OSB shall not distribute any fractional shares of FFIN Stock in connection with the OSB Dividend.

ARTICLE II

THE CLOSING AND THE CLOSING DATE

Section 2.01 Time and Place of the Closing and Closing Date. On a date mutually acceptable to FFIN and OSB within 30 days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (the “Closing Date”), as may be extended by mutual agreement of the parties for a reasonable period to facilitate a Calculation Date on month-end in the event the parties so agree, a meeting (the “Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in Article VII and Article VIII have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If none of the foregoing conditions then exists or if no party elects to exercise any right it may have to terminate this Agreement, then the parties will execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

The Closing will take place at the offices of Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75202 at 10:00 a.m. on the Closing Date, or at such other time and place to which the parties may agree.

Section 2.02 Actions to be Taken at the Closing by OSB. At the Closing, OSB and the Bank will execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to FFIN and FFB such documents and certificates contemplated to be delivered pursuant to this Agreement or reasonably necessary to evidence the transactions contemplated by this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of FFIN and FFB to close hereunder):

(a) One or more certificates evidencing and representing the Bank Stock, duly endorsed by OSB in blank or accompanied by stock powers signed by OSB in blank;

(b) True, correct and complete copies of OSB’s Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Texas Secretary of State (“TXSOS”);

(c) True, correct and complete copies of the Bank’s Articles of Association and all amendments thereto, duly certified as of a recent date by the Texas Department of Savings and Mortgage Lending (the “TDSML”);

(d) True, correct and complete copies of OSB Real Estate Holdings, Inc. (“OSB RE Holdings”) Certificate of Formation and all amendments thereto, duly certified as of a recent date by the TXSOS;

(e) True, correct and complete copies of Gurnee Water Park, LLC (“OSB RE Subsidiary” and together with OSB RE Holdings, “OSB RE”) Certificate of Formation and all amendments thereto, duly certified as of a recent date by the Delaware Secretary of State;

(f) Good standing and existence certificates, dated as of a recent date for OSB, issued by the appropriate state officials, duly certifying as to the existence and good standing of OSB in Texas;

(g) Good standing and existence certificates for the Bank, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of the Bank in Texas;

(h) Good standing and existence certificates for OSB RE Holdings, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of OSB RE Holdings in Texas;

(i) Good standing and existence certificates for OSB RE Subsidiary, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of OSB RE Subsidiary in Delaware;

(j) A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the “FDIC”), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act, as amended (the “FDIA”);

(k) A certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of OSB, pursuant to which OSB will certify (i) the due adoption by the Board of Directors of OSB of corporate resolutions attached to such certificate authorizing the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of OSB of resolutions authorizing this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated by the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (iii) the incumbency and true signatures of those officers of OSB duly authorized to act on its behalf in connection with this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of OSB, and (iv) that the copy of the Bylaws of OSB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(l) A certificate, dated as of the Closing Date, signed by the Cashier or an Assistant Cashier of the Bank, pursuant to which the Bank will certify (i) the due adoption by the Board of Directors of the Bank of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the sole shareholder of the Bank of resolutions authorizing the Merger, this Agreement and the transactions contemplated by the Merger (iii) the incumbency and true signatures of those officers of the Bank duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of the Bank, and (iv) that the copy of the Bylaws of the Bank attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(m) A certificate, dated as of the Closing Date, signed by the chief executive officer of OSB, pursuant to which OSB will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) OSB has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement there has been no Material Adverse Change with respect to OSB or the Bank since September 30, 2012;

(n) A certificate, dated as of the Closing Date, signed by the chief executive officer of the Bank, pursuant to which the Bank will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) the Bank has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to the Bank since September 30, 2012;

(o) All consents required from third parties to complete the transactions contemplated by this Agreement, including those listed on Confidential Schedule 3.08;

(p) All releases as required under Section 8.06; and

(q) All other documents required to be delivered to FFIN or FFB by OSB or the Bank under this Agreement, and all other documents, certificates and instruments as are reasonably requested by FFIN or its counsel.

Section 2.03 Actions to be Taken at the Closing by FFIN. At the Closing, FFIN and FFB will execute and acknowledge (where appropriate) and deliver to OSB such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the obligations of OSB and the Bank to close hereunder):

(a) By one or more wire transfers or by one or more certified checks or bank cashier’s checks, the Cash Consideration;

(b) By one or more stock certificates, the Stock Consideration;

(c) True, correct and complete copies of FFIN’s Amended and Restated Certificate of Formation and all amendments thereto, duly certified as of a recent date by the TXSOS;

(d) True, correct and complete copies of the Articles of Association of FFB, and all amendments thereto, duly certified as of a recent date by the OCC;

(e) Good standing and existence certificates for FFIN, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of FFIN in Texas;

(f) Good standing and existence certificates for FFB, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of FFB in Texas;

(g) A certificate, dated as of a recent date, issued by the FDIC, duly certifying that the deposits of FFB are insured by the FDIC pursuant to the FDIA;

(h) A certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of FFIN, pursuant to which FFIN will certify (i) the due adoption by the Board of Directors of FFIN of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of FFIN duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of FFIN, and (iii) that the copy of the Bylaws of FFIN attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(i) A certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of FFB, pursuant to which FFB will certify (i) the due adoption by the Board of Directors of FFB of corporate resolutions attached to such certificate authorizing the Merger and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the sole shareholder of FFB of resolutions authorizing the Merger, this Agreement and the transactions contemplated by the Merger (iii) the incumbency and true signatures of those officers of FFB duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of FFB, and (iv) that the copy of the Bylaws of FFB attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

(j) A certificate, dated as of the Closing Date, signed by the chief executive officer of FFIN, pursuant to which FFIN will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) FFIN has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement there has been no Material Adverse Change with respect to FFIN since September 30, 2012;

(k) A certificate, dated as of the Closing Date, signed by the chief executive officer of FFB, pursuant to which FFB will certify that (i) all of the representations and warranties made in this Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) on and as of the Closing Date as if made on such date; (ii) FFB has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement; and (iii) except as expressly permitted by this Agreement, there has been no Material Adverse Change with respect to FFB since September 30, 2012;

(l) All consents required from third parties to complete the transactions contemplated by this Agreement, including those listed on Confidential Schedule 4.08; and

(m) All other documents required to be delivered to OSB or the Bank by FFIN or FFB under this Agreement, and all other documents, certificates and instruments as are reasonably requested by OSB or its counsel.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OSB AND THE BANK

OSB and the Bank, jointly and severally, hereby make the following representations and warranties to FFIN and FFB as of the date of this Agreement and of the Closing Date.

Section 3.01 Organization and Qualification.

(a) OSB is a bank holding company registered under the BHCA. OSB is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. OSB has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles of Incorporation and Bylaws of OSB, as amended to date, certified by the Secretary of OSB, have been delivered to FFIN.

(b) The Bank is a Texas savings bank, duly organized, validly existing and in good standing under all laws, rules, and regulations of the State of Texas. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Association and Bylaws of the Bank, as amended to date, have been delivered to FFIN. The Bank is an insured bank as defined in the FDIA. The Bank does not own or control any Affiliate or Subsidiary other than OSB RE Holdings. The nature of the business of the Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. Except for OSB RE Holdings, the Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

(c) OSB RE Holdings is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. OSB RE Holdings has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement. True and complete copies of the Certificate of Formation and Bylaws of OSB RE Holdings as amended to date, certified by the Secretary of OSB RE Holdings, have been delivered to FFIN. OSB RE Holdings does not own or control any Affiliate or Subsidiary, except for OSB RE Subsidiary. The nature of the business of OSB RE and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas and Illinois. Except for OSB RE Subsidiary, OSB RE Holdings has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by OSB RE Holdings has not been conducted through any other direct or indirect Subsidiary or Affiliate of OSB RE Holdings.

Section 3.02 Execution and Delivery. OSB and the Bank have taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by OSB and the Bank, and each constitutes the legal, valid and binding obligation of OSB and the Bank, respectively, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception (as defined in Section 12.10).

Section 3.03 Capitalization.

(a) The entire authorized capital stock of the Bank consists solely of 25,000 shares of Bank Stock, par value $10.00 per share, of which 25,000 shares are issued and outstanding. All of the issued and outstanding shares of the Bank have been duly authorized, validly issued, and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of the Bank have been issued in compliance with the securities laws of the United States and the State of Texas. OSB is and, as of the Closing Date, OSB will be, the lawful record and beneficial owner of all of the outstanding securities of the Bank, and, as of the Closing, OSB’s ownership of all of the outstanding securities shall be free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind (other than (i) the lien on the Bank Stock relating to the Senior Notes, which lien will be released with the payment of the Senior Notes simultaneously with Closing, and (ii) transfer restrictions imposed by applicable federal and state securities laws). There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which OSB or the Bank is or may become obligated to issue, assign or transfer any securities of the Bank. Except as set forth on Confidential Schedule 3.03, there are no restrictions applicable to the payment of dividends on the stock of the Bank except pursuant to applicable laws and regulations.

(b) The entire authorized capital stock of OSB RE Holdings consists solely of 1,000 shares of OSB RE Holdings, par value $1.00 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of OSB RE Holdings have been duly authorized, validly issued, and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of OSB RE Holdings have been issued in compliance with the securities laws of the United States and the State of Texas. The Bank is, and as of the Closing Date will be, the lawful record and beneficial owner of all of the outstanding securities of OSB RE Holdings, free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind (other than transfer restrictions imposed by applicable federal and state securities laws). There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which OSB, the Bank or OSB RE Holdings is or may become obligated to issue, assign or transfer any securities of OSB RE Holdings. There are no restrictions applicable to the payment of dividends on the stock of OSB RE Holdings except pursuant to applicable laws and regulations.

Section 3.04 Compliance with Laws, Permits and Instruments.

(a) Except as set forth on Confidential Schedule 3.04, OSB, the Bank and OSB RE have in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and have complied with, and is in compliance with, and is not in default (and with the giving of notice or the passage of time will not be in default) under, or in violation of, (i) any provision of the Certificate of Formation of OSB, the Articles of Association of the Bank, the Bylaws or other governing documents of OSB, the Bank or OSB RE, as applicable (collectively, the “OSB Constituent Documents”), (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses.

(b) Except as set forth on Confidential Schedule 3.04, the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, and the completion of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) the OSB Constituent Documents, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to OSB, the Bank, OSB RE or their respective assets, operations, properties or businesses.

Section 3.05 Financial Statements.

(a) OSB has furnished to FFIN true and complete copies of the audited consolidated balance sheets of OSB as of December 31, 2009, 2010, and 2011, the audited consolidated statements of income and changes in shareholders’ equity for the years ended December 31, 2009, 2010, and 2011, and statements of cash flows for the years ended December 31, 2009, 2010, and 2011, and the unaudited consolidated balance sheets, statements of income, changes in shareholders’ equity and statements of cash flows for the quarter ended September 30, 2012 (such balance sheets and the related statements of income, changes in shareholders’ equity and cash flows are collectively referred to herein as the “OSB Financial Statements”). The OSB Financial Statements (including the related notes) complied as to form, as of their respective dates, in all material respects with applicable accounting requirements, have been prepared according to generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto), fairly present, in all material respects, the consolidated financial condition of OSB and the Bank at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end adjustments that were not material in amount or effect), and the accounting records underlying the OSB Financial Statements accurately and fairly reflect in all material respects the transactions of OSB. The OSB Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

(b) OSB has furnished FFIN with true and complete copies of the Reports of Condition and Income as of December 31, 2009, December 31, 2010, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012 (the “Bank Call Reports”), for the Bank. The Bank Call Reports fairly present, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in that Bank Call Report in conformity with the instructions to the Bank Call Report. The Bank Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with regulatory accounting principles (“RAP”) as applied to banking institutions and in accordance with all applicable rules and regulations. The allowance for loan losses account for the Bank is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank; provided, however, that no representation or warranty is made as to the sufficiency of collateral securing, or the collectability of, such loans.

Section 3.06 Undisclosed Liabilities. Neither the Bank nor OSB RE has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due, that are not reflected in or disclosed in the appropriate Bank Call Reports, except those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the applicable Bank Call Reports, respectively.

Section 3.07 Litigation. Except as set forth on Confidential Schedule 3.07, there are no actions, claims, suits, investigations, reviews or other legal or administrative proceedings of any kind or nature now pending or, to OSB’s or the Bank’s Knowledge, threatened, against the Bank or OSB RE at law or in equity, or by or prior to any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, that in any manner involve the Bank or any of its properties or capital stock (each, a “Claim”), and neither OSB nor the Bank has Knowledge of any reason to be aware of any basis for the same. Except as set forth on Confidential Schedule 3.07, the amounts in controversy in each Claim, and the costs and expenses of the defense thereof (including attorneys’ fees) are fully covered by insurance, subject to the deductible set forth on Confidential Schedule 3.07 with respect to each Claim and subject to the policy limits set forth on Confidential Schedule 3.07. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to OSB’s or the Bank’s Knowledge, threatened against OSB or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by OSB or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 3.08 Consents and Approvals. The Board of Directors of each of OSB and the Bank (at a meeting duly called and held) has resolved to recommend approval and adoption of this Agreement by its shareholders. Except as disclosed in Confidential Schedule 3.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of OSB or the Bank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the completion by OSB and the Bank of the transactions contemplated hereby or thereby.

Section 3.09 Title to Assets. Confidential Schedule 3.09 sets forth a list of all existing deeds, leases and title insurance policies for all real property owned or leased by the Bank and OSB RE, including all other real estate, and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject, true and complete copies of which have been made available to FFIN. Each of the Bank and OSB RE has good and indefeasible title to all of its assets and properties, including all personal and intangible properties as reflected in the OSB Financial Statements or the Bank Call Reports or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (a) as described in Confidential Schedule 3.09, (b) as noted in the OSB Financial Statements or the Bank Call Reports, (c) statutory liens not yet delinquent, (d) consensual landlord liens, (e) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (f) pledges of assets in the ordinary course of business to secure public funds deposits, and (g) those assets and properties disposed of for fair value in the ordinary course of business since the applicable dates of the OSB Financial Statements or the Bank Call Reports.

Section 3.10 Absence of Certain Changes or Events. Except as disclosed on Confidential Schedule 3.10, since September 30, 2012, the Bank has conducted its business only in the ordinary course and has not:

(a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

(b) discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

(c) increased the shares of Bank Stock outstanding or its surplus (as calculated in accordance with the Call Report Instructions), or declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

(d) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(e) acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

(f) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in Confidential Schedule 3.10, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) those assets and properties disposed of for fair value since the applicable dates of the OSB Financial Statements or the Bank Call Reports;

(g) sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(h) terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, may reasonably constitute a Material Adverse Change;

(i) disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license or Proprietary Right (as defined in Section 3.15) or modified any existing rights with respect thereto;

(j) made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except to the extent required by applicable law;

(k) except for improvements or betterments relating to Properties (as defined in Section 12.10), made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

(l) instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding prior to any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $100,000;

(m) suffered any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change;

(n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(o) entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation, other than in the ordinary course of business and consistent with past business practices and prudent banking practices;

(p) sold, or Knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(q) made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

(r) sold (provided, however, that payment at maturity is not deemed a sale) or purchased any investment securities in an aggregate amount of $100,000 or more;

(s) made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $500,000; or

(t) entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections (a) through (s) above.

Section 3.11 Leases, Contracts and Agreements. Confidential Schedule 3.11 sets forth a complete listing, as of September 30, 2012, of all leases, subleases, licenses, contracts and agreements to which either OSB or the Bank are a party (the “Contracts”), and which (a) relate to real property used by the Bank in its operations (such Contracts being referred to herein as the “Leases”), or (b) relate in any way to the assets or operations of the Bank and involve payments to or by OSB or the Bank of $50,000 or more during the term thereof. True and correct copies of all such Contracts, and all amendments thereto, have been made available to FFIN. For the purposes of this Agreement, the term “Contracts” does not include (i) loans made by, (ii) unfunded loan commitments of $250,000 or less made by, (iii) letters of credit issued by, (iv) loan participations of, (v) Federal funds sold or purchased by, (vi) repurchase agreements made by, (vii) spot foreign exchange transactions of, (viii) bankers acceptances of, or (ix) deposit liabilities of, the Bank. Except as set forth in Confidential Schedule 3.11, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liability to the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable according to their terms, subject to the Bankruptcy Exception. Except as described in Confidential Schedule 3.11 all rent and other payments by OSB or the Bank under the Contracts are current, there are no existing defaults by OSB or the Bank under the Contracts and no termination, condition or other event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder. OSB and the Bank have a good and indefeasible leasehold interest in each of the properties subject to the Leases, free and clear of all mortgages, pledges, liens, encumbrances and security interests, but subject to all matters of record.

Section 3.12 Taxes.

(a) OSB and the Bank have duly and timely filed all Tax Returns that they were required to file under applicable laws and regulations with the appropriate Federal, state, local or foreign governmental agencies. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by OSB or the Bank (whether or not shown on any Tax Return) have been paid. Neither OSB nor the Bank currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where OSB or the Bank does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of OSB or the Bank. Neither OSB nor the Bank is currently liable for or will, at any time before and including the Closing Date, become liable for any Tax under Code §1374, including, without limitation, any Tax under Code §1374 that would result from the deemed sale of 100% of the assets of the Bank pursuant to this Agreement.

(b) OSB and the Bank have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(c) There is no material dispute or claim concerning any Tax liability of OSB or the Bank either (i) claimed or raised by any authority in writing, or (ii) as to which any director or officer (or employee responsible for Tax matters) of OSB or the Bank has Knowledge based upon personal contact with any agent of such authority.

(d) Confidential Schedule 3.12(d) lists all federal, state, local, and foreign Tax Returns filed with respect to OSB or the Bank for taxable periods ended on or after December 31, 2006, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. True and complete copies of the Federal income Tax Returns of OSB, as filed with the IRS for the years ended December 31, 2008, 2009, 2010 and 2011 have been delivered to FFIN. Neither OSB nor the Bank have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) Neither OSB nor the Bank have been a United States real property holding corporation within the meaning of the Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Neither OSB nor the Bank are a party to or bound by any tax allocation or sharing agreement, other than those to which only OSB or the Bank are parties. Each of OSB and the Bank have disclosed on their Federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Code §6662.

(f) Neither OSB nor the Bank (i) have been a member of group filing a consolidated federal income tax return (other than a group the common parent of which was OSB) or (ii) has any liability for the Taxes of any person other than OSB or the Bank) under Treasury Regulation §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(g) The unpaid Taxes of OSB and the Bank (i) did not exceed the provisions for current or deferred Taxes on the OSB Financial Statements (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (ii) will not exceed the provisions for current or deferred Taxes on the OSB Financial Statements as of the Closing Date (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income). Each of OSB and the Bank are in compliance with the requirements of FIN 48, and their Tax accrual work papers explain and support all amounts provided and positions taken by OSB and the Bank with respect to FIN 48.

(h) Neither OSB nor the Bank have entered into any “closing agreement” as described in Code Section §7121 (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or before the Closing Date that could be enforceable against FFIN or any of its Subsidiaries as the successor in interest to the Bank after the Merger.

(i) Neither OSB nor the Bank have been a party to any “listed transaction” as such term is defined in Code §6707A(c)(2) and Treasury Regulation §1.6011-4(b)(2). Each of OSB and the Bank have properly reported all “reportable transactions” as defined in Code §6707A(c)(1) and Treasury Regulation §1.6011-4(b) on its Federal income Tax Returns.

(j) Neither OSB nor the Bank have distributed stock of another person or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or §361.

(k) Effective January 1, 2001 (the “S Election Date”), OSB made a valid election to be taxed for federal income tax purposes as a Subchapter S corporation (within the meaning of Code §§1361 and 1362) and such election has at all times since the S Election Date remained validly in effect, is currently validly in effect as of the date of this Agreement and will remain validly in effect for all periods up to and including the Closing Date. Effective as of the S Election Date, the Bank made a valid election to be taxed as a qualified subchapter S subsidiary (within the meaning of Code §1361(b)(3)(B)) for federal income tax purposes and such election has at all times since the S Election Date remained validly in effect, is currently validly in effect as of the date of this Agreement and will remain validly in effect for all periods up to and including the Closing Date. Neither OSB nor, to the Knowledge of OSB, has any shareholder of OSB taken or will take before Closing any action that would cause OSB to cease being an “S corporation” within the meaning of Section 1361 of the Code or the Bank to cease being a “qualified subchapter S subsidiary” within the meaning of Code §1361(b)(3)(B).

(l) No amount that will be received (whether in cash or property or vesting of property), or benefit provided to, any officer, director, or employee of the Bank who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation §1.280G-1) under any employment, severance, or termination agreement, other compensation arrangement or benefit plan currently in effect will be an “excess parachute payment” (as such term is defined in Code §280G(b)(1)) solely as a result of the transactions contemplated by this Agreement; and no such person is entitled to any additional payment from the Bank or any of its Affiliates if the excise tax of Code §4999(a) is imposed on such person.

(m) Neither OSB nor the Bank has ever received any private letter ruling from the IRS (or any comparable ruling from any other taxing authority) that is currently in effect with respect to the Bank or the assets or operations of the Bank.

(n) For purposes of this Agreement, “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs, duties, capital stock, franchise, margin, gross margin, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liabilities of any other Person. For purposes of this Agreement, “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof). For purposes of this Agreement, “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(o) Except as disclosed on Confidential Schedule 3.12(o), none of the Bank assets are interests in entities treated as a partnership or as a “disregarded entity” for federal income tax purposes within the meaning of Treasury Regulations § 301.7701-3.

(p) No tax-sharing agreement exists between OSB and any of its subsidiaries.

Section 3.13 Insurance. Confidential Schedule 3.13 sets forth an accurate and complete list of all policies of insurance, including fidelity and bond insurance, relating to the Bank. All such policies (a) are valid, outstanding and enforceable according to their terms, subject to the Bankruptcy Exception, and (b) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither OSB nor the Bank are in default with respect to any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Confidential Schedule 3.13, neither OSB nor the Bank have been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which any of OSB or the Bank have applied for any such insurance within the last two (2) years. Each property of the Bank and OSB RE is insured for in amounts deemed adequate by the Bank’s management against risks customarily insured against. There have been no claims under any fidelity bonds of OSB or the Bank within the last three (3) years, and neither OSB nor the Bank has Knowledge of any facts that would form the basis of a claim under such bonds.

Section 3.14 No Material Adverse Change. Except as disclosed in the representations and warranties made in this Article III, there has not been any Material Adverse Change since September 30, 2012, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

Section 3.15 Proprietary Rights. Except as set forth on Confidential Schedule 3.15, the Bank does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (“Proprietary Rights”) for its business or operations. The Bank is not infringing upon or otherwise acting adversely to, and have not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to OSB’s or the Bank’s Knowledge, threatened, with respect thereto.

Section 3.16 Transactions with Certain Persons and Entities. Except as disclosed in Confidential Schedule 3.16 and excluding deposit liabilities, there are no outstanding amounts payable to or receivable from, or advances by the Bank to, and the Bank is not otherwise a creditor to, any director or executive officer of OSB or the Bank nor is the Bank a debtor to any such person other than as part of the normal and customary terms of such person’s employment or service as a director for the Bank. Except as set forth on Confidential Schedule 3.16, the Bank does not use any asset owned by any shareholder or any present or former director or officer of OSB or the Bank, or any Affiliate thereof, in the operations (other than personal belongings of such officers and directors located in the Bank’s premises, the removal of which would not result in a Material Adverse Change), nor do any of such persons own or have the right to use real property that is adjacent to property on which the Bank’s facilities are located. Except as disclosed in Confidential Schedule 3.16 or Confidential Schedule 3.28(a), the Bank is not a party to any transaction or agreement with any director or executive officer of OSB or the Bank.

Section 3.17 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of the Bank are the legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms, subject to the Bankruptcy Exception, and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against the Bank or the present holder thereof. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to OSB or the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectability of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). OSB and the Bank have disclosed all of the substandard, doubtful, loss, nonperforming or problem loans of the Bank on the internal watch list of the Bank, a copy of which as of October 31, 2012, has been provided to FFIN. Neither OSB nor the Bank is aware of, nor has OSB or the Bank received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law (as defined in Section 12.10) with respect to any real property securing any indebtedness reflected as an asset of the Bank. With respect to any loan or other evidence of indebtedness all or a portion of which has been sold to or guaranteed by any governmental authority, including the Small Business Administration, each of such loans was made in compliance and conformity with all relevant laws, rules, regulations and procedures such that such governmental authority’s guaranty of such loan is effective during the term of such loan in all material respects. No representation or warranty is being made as to the sufficiency of collateral securing or collectability of the loans of the Bank.

Section 3.18 Condition of Assets. All tangible assets used by the Bank are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether federal, state or local. None of the Bank’s premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

Section 3.19 Environmental Compliance.

(a) The Bank, its operations and the respective Properties are in material compliance with all Environmental Laws. Neither OSB nor the Bank are aware of, nor has OSB or the Bank received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of the Bank with all Environmental Laws.

(b) The Bank has obtained all material permits, licenses and authorizations that are required by it under all Environmental Laws.

(c) No Hazardous Materials (as defined in Section 12.10) exist on, about or within any of the Properties, nor to the Knowledge of OSB and the Bank have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that the Bank makes and intends to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

(d) There is no action, suit, proceeding, investigation, or inquiry prior to any court, administrative agency or other governmental authority pending or to OSB’s or the Bank’s Knowledge threatened against the Bank relating in any way to any Environmental Law. The Bank has no liability for remedial action under any Environmental Law. The Bank has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has the Bank received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

Section 3.20 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by the Bank with any federal or state regulatory authority, including the TDSML and the FDIC, have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects. Except as set forth on Confidential Schedule 3.20, (a) neither OSB nor the Bank are now nor has it been within the last five (5) years subject to any commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies, and OSB and the Bank are in full compliance with the requirements of any such commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action, and (b) there are no actions or proceedings pending or threatened against the Bank by or prior to any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except for normal examinations conducted by bank regulatory agencies in the ordinary course of business, no regulatory agency has initiated any proceeding or, to the Bank’s Knowledge, investigation into the business or operations of the Bank. There is no unresolved violation, criticism or exception by any regulatory agency with respect to any report or statement relating to any examinations of the Bank.

Section 3.21 Absence of Certain Business Practices. Neither the Bank nor any officer, employee or agent of the Bank, or any other person acting on their behalf, has, directly or indirectly, within the past ten (10) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Bank (or assist the Bank in connection with any actual or proposed transaction) that (a) might subject the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have resulted in a Material Adverse Change, or (c) if not continued in the future might result in a Material Adverse Change or might subject the Bank to suit or penalty in any private or governmental litigation or proceeding.

Section 3.22 Books and Records. The minute books, stock certificate books and stock transfer ledgers of the Bank (a) have been kept accurately in the ordinary course of business, (b) are complete and correct in all material respects, (c) the transactions entered therein represent bona fide transactions, and (d) do not fail to reflect transactions involving the business of the Bank that properly should have been set forth therein and that have not been accurately so set forth.

Section 3.23 Forms of Instruments, Etc. The Bank has made, and will make, available to FFIN copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the Bank in the ordinary course of its business.

Section 3.24 Fiduciary Responsibilities. The Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

Section 3.25 Guaranties. Except for items in the process of collection in the ordinary course of the Bank’s business, none of the obligations or liabilities of the Bank are guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, has the Bank guaranteed the obligations or liabilities of any other person, firm or corporation.

Section 3.26 Voting Trust, Voting Agreements or Shareholders’ Agreements. Except as set forth on Confidential Schedule 3.26, OSB is not aware of any voting trust, voting agreement, shareholders’ agreement or similar arrangement relating to a right of first refusal with respect to the purchase of Bank Stock or the voting of any OSB Shares.

Section 3.27 Employee Relationships. The Bank has complied in all material respects with all applicable laws relating to its relationships with its employees, and OSB and the Bank believe that the relationships between the Bank and its employees are good. To the Knowledge of OSB and the Bank, no executive officer or manager of any of the operations operated by the Bank or of any group of employees of the Bank has or have any present plans to terminate their employment with the Bank. Except as set forth on Confidential Schedule 3.27, the Bank is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Bank prior to the National Labor Relations Board and no similar claims pending prior to any similar state or local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Bank, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. The Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Bank is not engaged in any unfair labor practice.

Section 3.28 Employee Benefit Plans.

(a) Set forth on Confidential Schedules 3.27 and 3.28(a) is a complete and correct list of all “employee benefit plans” (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), all multiple employer and “multiemployer plans” (as defined in the Code or ERISA), all specified fringe benefit plans as defined in Code § 6039D, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, phantom stock, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) are sponsored, maintained, or contributed to by OSB or the Bank, or with respect to which the Bank has had any liability during the last 5 years, and (ii) provide benefits, or describe policies or procedures applicable to, or for the welfare of, any current of former officer, director, independent contractor, employee, or service provider of the Bank, or the dependents or spouses of any such person, regardless of whether funded (the “Employee Plans”). Except as set forth on Confidential Schedule 3.28(a), true, accurate and complete copies of the documents comprising each Employee Plan, including each award agreement, trust, funding arrangements (including all annuity contracts, insurance contracts, and other funding instruments), the most current determination letter issued by the Internal Revenue Service, Form 5500 Annual Reports (including all schedules and attachments) for the three most recent plan years, documents, records, policies, procedures or other materials related thereto, have been delivered to FFIN and are included and specifically identified in Confidential Schedule 3.28(a). No unwritten amendment exists with respect to any written Employee Plan.

(b) Except as set forth on Confidential Schedule 3.28(b) no Employee Plan is a defined benefit plan within the meaning of ERISA §3(35) or is otherwise subject to ERISA Title IV, and neither OSB nor the Bank has ever sponsored or otherwise maintained such a plan since OSB transferred employee plan assets to the Pentegra Defined Contribution Plan for Financial Institutions or the Pentegra Defined Benefit Plan for Financial Institutions, as applicable.

(c) Except as set forth on Confidential Schedule 3.28(c), there have been no prohibited transactions (as defined in Code §4975(c)(1)), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans that would directly or indirectly subject the Bank or any Employee Plan to any material taxes, penalties, or other liabilities (any liability arising from any indemnification agreement or policy); provided, however, that this representation is limited to the Knowledge of OSB and the Bank with regard to the Pentegra Defined Contribution Plan for Financial Institutions and the Pentegra Defined Benefit Plan for Financial Institutions, except to the extent that the Bank or any Employee Plan sponsored by the OSB or the Bank is involved in such transaction or breach. Each Employee Plan that is represented to be qualified under Code §401(a) has a current favorable determination letter that covers all existing amendments up to and including all changes required by the most recent IRS Cumulative List of Changes applicable to the Employee Plan and has no obligation to adopt any amendments for which the remedial amendment period under Code §401(b) has expired and neither OSB nor the Bank is aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of OSB and the Bank, each such Employee Plan is so qualified and has been operated in compliance with applicable law and its terms, any related trust is exempt from federal income tax under Code §501(a) and no event has occurred that will or reasonably could result in the loss of such tax exemption or to liability for any tax under Code §511. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to OSB’s and the Bank’s Knowledge, none are threatened, except to the extent that the Bank or any Employee Plan sponsored by the OSB or the Bank is involved in such transaction. Neither OSB nor the Bank provides benefits to any employee or dependent of such employee of the Bank after the employee terminates employment other than as disclosed in this Agreement or any schedule hereto or as required by law. No written or oral representations have been made by or on behalf of the Bank or OSB to any employee or former employee of the Bank promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage or any other welfare benefit (as defined in ERISA §3(1)) for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code §4980B). Compliance with FAS 106 would not create any material change to the OSB Financial Statements. The completion of the transactions contemplated by this Agreement will not cause a termination or partial termination, or otherwise accelerate the time of payment, exercise, or vesting, or increase the amount of compensation due to any employee, officer, former employee or former officer of OSB or the Bank except (i) as required by the terms of any Employee Plan provided to FFIN or by applicable law in connection with a qualified plan, (ii) as contemplated by this Agreement, or (iii) except as identified on Confidential Schedule 3.28(c). There are no surrender charges, penalties, or other costs or fees that would be imposed by any person against the Bank, an Employee Plan, or any other person, including an Employee Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any Employee Plan.

(d) All contributions to any Employee Plan (including, without limitation, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable by the Bank or OSB on or before the Closing Date have been timely paid to or made with respect to each Employee Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with customary accounting practices.

(e) To the Knowledge of OSB and the Bank, no participant, beneficiary or non-participating employee has been denied any benefit due or to become due under any Employee Plan; provided, however, with respect to any participant, beneficiary or nonparticipating employee of adopting employers other than OSB or the Bank, this representation is limited to the Knowledge of OSB or the Bank with regard to the Pentegra Defined Contribution Plan for Financial Institutions and the Pentegra Defined Benefit Plan for Financial Institutions. Neither OSB nor the Bank has misled any person as to his or her rights under any Employee Plan. All obligations required to be performed by OSB or the Bank under any Employee Plan have been performed in all material respects and neither OSB nor the Bank is in default under or in violation of any material provision of any Employee Plan. To the Knowledge of OSB and the Bank, no event has occurred that would constitute grounds for an enforcement action by any party against the Bank or any fiduciary of any Employee Plan under part 5 of Title I of ERISA under any Employee Plan.

(f) With respect to each “employee benefit plan” (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or within the last six years, by any corporation or trade or business, the employees of which, together with the employees of the Bank, are required to be treated as employed by a single employer under any of the rules contained in ERISA or Code §414 (the “Controlled Group Plans”):

(i) All Controlled Group Plans that are “group health plans” (as defined in Code §5000(b)(1) and ERISA §733(a)) have been operated up to the Closing in a manner so as to not subject the Bank to any material liability under Code §4980B or §4980D;

(ii) Except as set forth on Confidential Schedule 3.28(f), there is no Controlled Group Plan that is a “multiple employer plan” or “multiemployer plan” (as either such term is defined in ERISA), nor has there been any such plan under which the Bank or OSB has had any liability in the last 5 years (or would have had liability if notice had been given); and

(iii) Except as set forth on Confidential Schedule 3.27) or Confidential Schedule 3.28(f), each Employee Plan that provides (or has provided within the past 5 years) for health, dental, vision, life, disability or similar coverage is covered by one or more third-party insurance policies and the Bank is not liable for self-insuring any such claims.

Each such Controlled Group Plan is included in the listing of Employee Plans on Confidential Schedule 3.28(a).

(g) Except as set forth on Confidential Schedule 3.28(g), all Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed or distributed to the extent required by law; provided, however, that this representation is limited to the Knowledge of OSB or the Bank with regard to the Pentegra Defined Contribution Plan for Financial Institutions and the Pentegra Defined Benefit Plan for Financial Institutions.

(h) Except as disclosed on Confidential Schedule 3.28(h), no Employee Plan holds any stock or other securities of OSB or the Bank or provides the opportunity for the grant, purchase or contribution of any such security.

(i) Except as provided in Confidential Schedule 3.28(i), the Bank may, at any time amend or terminate any Employee Plan that it sponsors or maintains and may withdraw from any Employee Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination.

(j) Each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Code §409A(d)(1) (a “Nonqualified Deferred Compensation Plan”) subject to Code §409A has (i) been maintained and operated since January 1, 2005 (or, if later, from its inception) in good faith compliance with Code §409A of the Code and all applicable IRS regulations promulgated thereunder and, as to any such plan in existence prior to January 1, 2005, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004, or has been amended in a manner that conforms with the requirements of Code §409A, and (ii) since January 1, 2009, been materially in documentary and operational compliance with Code §409A and all applicable IRS guidance promulgated thereunder. No additional tax under Code §409A(a)(1)(B) has been or is reasonably expected to be incurred by a participant in any such Employee Plan or other contract, plan, program, agreement, or arrangement. The Bank is not a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Code §409A(a)(1)(B). No currently outstanding stock option or other right to acquire OSB Shares or other equity security of OSB or the Bank under any Employee Plan, or the payment of cash based on the value thereof, (A) has, as to any employee of the Bank, an exercise price that was less than the fair market value of the underlying equity security as of the date such stock option or right was granted, as determined by OSB in good faith and in compliance with the relevant IRS guidance in effect on the date of grant (including, IRS Notice 2005-1 and § 1.409A-1 (b)(5)(iv) of the Treasury regulations), (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right, or (C) has been granted after December 31, 2004, with respect to any class of stock of OSB or the Bank that is not “service recipient stock” (within the meaning of applicable regulations under Code §409A).

Section 3.29 Obligations to Employees. All accrued obligations and liabilities of the Bank, OSB and all Employee Plans, for payments to trusts (including grantor trusts) or other funds, to any government agency or authority, or to any present or former director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to any of the matters listed below have been timely paid to the extent required by applicable law or the terms of such plan, contract program, policy, or other governing instruments: (a) withholding taxes, unemployment compensation or social security benefits; (b) all pension, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option, phantom stock and stock appreciation rights plans and agreements; (c) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, retirement, early retirement, severance, reimbursement, bonus or collective bargaining plans and agreements; (d) all executive and other incentive compensation plans, programs, or agreements; (e) all group insurance and health contracts, policies and plans; and (f) all other incentive, welfare (including vacation and sick pay), retirement or employee benefit plans or agreements maintained or sponsored, participated in, or contributed to by the Bank for its current or former directors, officers, employees and agents. To the extent that payment of any obligation or liability under any of the foregoing is not currently required, adequate actuarial accruals and reserves for such payments have been and are being made by the Bank according to GAAP and applicable law applied on a consistent basis. All obligations and liabilities of OSB and the Bank for all other forms of compensation that are or may be payable to their current or former directors, officers, employees or agents, or pursuant to any Employee Plan, have been and are being paid to the extent required by applicable law or by the plan or contract, and adequate actuarial accruals and reserves for payment therefor have been and are being made by the Bank according to GAAP and generally accepted actuarial principles. All accruals and reserves referred to in this Section are correctly and accurately reflected and accounted for in all material respects in the OSB Financial Statements and the books, statements and records of the Bank.

Section 3.30 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Bank or for the account of a customer of the Bank, were entered into in the ordinary course of business and, to OSB’s and the Bank’s Knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Bank, enforceable according to their terms, subject to the Bankruptcy Exception. The Bank has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to OSB’s and the Bank’s Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 3.31 Internal Controls. The Bank maintains accurate books and records reflecting its assets and liabilities and maintains adequate internal accounting controls that are designed to provide assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of OSB and to maintain accountability for the Bank’s assets; (c) access to the Bank’s assets is permitted only in accordance with management’s authorization; (d) the reporting of the Bank’s assets is compared with existing assets at regular intervals; and (e) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth on Confidential Schedule 3.31, none of the Bank’s systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Bank or their accountants.

Section 3.32 Community Reinvestment Act. Except as set forth on Confidential Schedule 3.32, the Bank is in compliance with the Community Reinvestment Act (the “CRA”) and all regulations issued thereunder, and the Bank has supplied FFIN with copies of the Bank’s current CRA Statement, all support papers therefor, all letters and written comments received by the Bank since January 1, 2007, pertaining thereto and any responses by the Bank to those letters and comments. The Bank has a rating of not less than “satisfactory” as of its most recent CRA compliance examination and neither OSB nor the Bank has Knowledge of any reason why the Bank would not receive a rating of “satisfactory” or better in its next CRA compliance examination or why the FDIC or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of the Bank under the CRA.

Section 3.33 Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act. Except as set forth on Confidential Schedule 3.33, the Bank is in material compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act and the Equal Credit Opportunity Act and all regulations issued thereunder. The Bank has not received any notice of any violation of those acts or any of the regulations issued thereunder, and the Bank has not received any notice of, nor has any Knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to the Bank’s non-compliance with such acts.

Section 3.34 Usury Laws and Other Consumer Compliance Laws. Except as set forth on Confidential Schedule 3.34, all loans of the Bank have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z issued by the Federal Reserve, the Federal Consumer Credit Protection Act and all statutes and regulations governing the operation of banks chartered under the laws of the State of Texas. Each loan on the books of the Bank was made in the ordinary course of business.

Section 3.35 Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. The Bank is in compliance with the Bank Secrecy Act, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations issued thereunder, and the Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, the Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. The Bank has timely filed all Suspicious Activity Reports with the Financial Institutions - Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it under the laws and regulations referenced in this Section.

Section 3.36 Unfair, Deceptive or Abusive Acts or Practices. The Bank has not engaged in any unfair, deceptive or abusive acts or practices, as such terms are defined under §1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). There are no allegations, claims or disputes to which the Bank is a party that allege, or to the Knowledge of the Bank, no person threatens to allege, that the Bank has engaged in any unfair or deceptive acts or practices.

Section 3.37 Proxy Statement/Prospectus. None of the information supplied or to be supplied by OSB or the Bank or any of its directors, officers, employees or agents for inclusion in the Proxy Statement/Prospectus shall, at the date the Proxy Statement/Prospectus is mailed to the shareholders of OSB and, as the Proxy Statement/Prospectus may be amended or supplemented, at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to OSB and the Bank necessary in order to make the statements therein with respect to OSB and the Bank, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that OSB is responsible for filing with any regulatory or governmental agency in connection with the Merger shall comply with respect to OSB and the Bank in all material respects with the provisions of applicable law.

Section 3.38 Agreements Between Bank and OSB; Claims. Except as set forth on Confidential Schedule 3.38, there are no written or oral agreements or understandings between OSB and the Bank. All past courses of dealings between OSB and the Bank have been conducted in the ordinary course of business, on arms-length terms consistent with applicable law and prudent business practices. OSB has no Knowledge of any Claims OSB has against Bank or of any facts or circumstances that would give rise to any such Claim.

Section 3.39 Representations Not Misleading. No representation or warranty by OSB or the Bank contained in this Agreement, nor any written statement, exhibit or schedule furnished to FFIN by OSB or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over OSB or the Bank or their properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects OSB or the Bank or OSB’s, or the Bank’s ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the Knowledge of OSB or the Bank, will in the future result in a Material Adverse Change. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by OSB or the Bank.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FFIN

FFIN and FFB, jointly and severally, hereby makes the following representations and warranties to OSB and the Bank as of the date of this Agreement and of the Closing Date.

Section 4.01 Organization and Qualification.

(a) FFIN is a bank holding company registered under the BHCA. FFIN is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. FFIN has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement. True and complete copies of the Amended and Restated Certificate of Formation and Amended and Restated Bylaws of FFIN as amended to date, certified by the Secretary of FFIN, have been delivered to OSB.

(b) FFB is a national banking association, duly organized, validly existing and in good standing under the laws, rules, and regulations of the United States. FFB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Association and Bylaws of FFB, as amended to date, have been delivered to OSB. FFB is an insured bank as defined in the FDIA. The nature of the business of FFB does not require it to be qualified to do business in any jurisdiction other than the State of Texas.

Section 4.02 Execution and Delivery.

(a) Each of FFIN and FFB has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party. This Agreement has been, and the other agreements and documents contemplated hereby, have been or at Closing will be, duly executed by FFIN, and each constitutes the legal, valid and binding obligation of FFIN, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by the Bankruptcy Exception (as defined in Section 12.10).

Section 4.03 Capitalization.

(a) The entire authorized capital stock of FFIN consists solely of 80,000,000 shares of common stock, par value $0.01 per share, of which 31,488,948 shares are issued and outstanding, as of November 1, 2012. The entire authorized capital stock of FFB consists solely of 500,000 shares of common stock, par value $10.00 per share, of which 500,000 shares are issued and outstanding. There are no voting trusts, voting agreements or similar arrangements affecting the FFB Stock or to FFIN’s Knowledge, the FFIN Stock.

(b) At the Effective Time, the shares of FFIN Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights or any applicable federal or state securities laws.

Section 4.04 SEC Filings; Financial Statements.

(a) FFIN has filed and made available to OSB all forms, reports, and documents required to be filed by FFIN with the SEC since December 31, 2010 (collectively, the “FFIN SEC Reports”). The FFIN SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of

1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FFIN SEC Reports or necessary in order to make the statements in such FFIN SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FFIN Subsidiaries that are registered as a broker, dealer or investment advisor or filings required due to fiduciary holdings of the FFIN Subsidiaries, none of FFIN Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the FFIN Financial Statements (as defined in Section 12.10) contained in the FFIN SEC Reports, including any FFIN SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of FFIN and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

Section 4.05 Compliance with Laws, Permits and Instruments.

(a) Except as disclosed in Confidential Schedule 4.05, FFIN and FFB hold all licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of its business and is not in violation of any applicable law, statute, order, rule, regulation, policy and/or guideline of any court, administrative agency, commission or other governmental or regulatory authority or instrumentality.

(b) Except as disclosed in Confidential Schedule 4.05, FFIN and FFB have in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time shall be in default) under, or in violation of, (i) any provision of the Amended and Restated Certificate of Formation or Amended and Restated Bylaws of FFIN or the Articles of Association or Bylaws of FFB, as applicable (collectively, the “FFIN Constituent Documents”), (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to FFIN or the FFIN Subsidiaries, or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or award of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable in any material respect to FFIN or the FFIN Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

Section 4.06 Undisclosed Liabilities. FFIN has no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any employee benefit plan maintained by FFIN or FFB or liabilities for federal, state or local taxes or assessments) that are not reflected in or disclosed in the FFIN Financial Statements or the FFIN SEC Reports, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with past business practices since the date of FFIN Financial Statements or the FFIN SEC Report, respectively, or (ii) as disclosed on Confidential Schedule 4.06.

Section 4.07 Litigation.

(a) Except as disclosed in Confidential Schedule 4.07, neither FFIN nor FFB is a party to any, and there are no pending or, to the Knowledge of FFIN or FFB, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FFIN or FFB which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change as to FFIN, nor, to the Knowledge of FFIN or FFB, is there any basis for any proceeding, claim or any action against FFIN or FFB that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Change as to FFIN. There is no injunction, order, judgment or decree imposed upon FFIN or FFB or the assets or Property of FFIN or the FFIN Subsidiaries that has resulted in, or is reasonably likely to result in, a Material Adverse Change as to FFIN.

(b) No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best Knowledge of FFIN, threatened against FFIN that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by FFIN pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 4.08 Consents and Approvals. FFIN’s Board of Directors (at a meeting duly called and held) has approved and adopted this Agreement. Except as disclosed in Confidential Schedule 4.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of FFIN in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the completion by FFIN of the transactions contemplated hereby or thereby. As of the date of this Agreement, FFIN knows of no reason why all regulatory approvals from any Governmental Entity or Regulatory Agency required for the consummation of the transactions contemplated hereby should not be obtained on a timely basis.

Section 4.09 Regulatory Compliance.

(a) Except as set forth on Confidential Schedule 4.09, neither FFIN nor FFB is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of a supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business. Notwithstanding the foregoing, neither party shall be required to take any action under this Agreement that would cause such party to violate 12 C.F.R. §309.6.

(b) All reports, records, registrations, statements, notices and other documents or information required to be filed by FFIN and FFB with any Regulatory Agency have been duly and timely filed and all information and data contained in such reports, records or other documents are substantially true, accurate, correct and complete.

Section 4.10 Proxy Statement/Prospectus. None of the information supplied or to be supplied by FFIN or any of its directors, officers, employees or agents for inclusion in the Proxy Statement/Prospectus shall, at the date the Proxy Statement/Prospectus is mailed to the shareholders of OSB and, as the Proxy Statement/Prospectus may be amended or supplemented, at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to FFIN necessary in order to make the statements therein with respect to FFIN, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that either FFIN or FFB is responsible for filing with any regulatory or governmental agency in connection with the Merger shall comply with respect to FFIN or FFB in all material respects with the provisions of applicable law.

Section 4.11 FFIN Disclosure Controls and Procedures. Except as set forth on Confidential Schedule 4.11, none of FFIN’s records, systems, controls, data or information, are recorded, stored, maintained and operated wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of FFIN, FFB or its accountants. FFIN has devised, established and maintained a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP (except as otherwise required by RAP).

Section 4.12 Securities and Exchange Commission Reporting Obligations. Except as set forth on Confidential Schedule 4.12, FFIN has timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC pursuant to the Exchange Act for the past three (3) years. As of their respective dates, each of such reports and statements, (or if amended, as of the date so amended), were true and correct and complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the SEC and such reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.13 Representations Not Misleading. No representation or warranty by FFIN or FFB contained in this Agreement, nor any written statement, exhibit or schedule furnished to

OSB by FFIN or FFB under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over FFIN or FFB or their properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects FFIN or FFB or FFIN’s, or FFB’s ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the Knowledge of FFIN or FFB, will in the future result in a Material Adverse Change.

ARTICLE V

COVENANTS OF OSB AND THE BANK

OSB and the Bank hereby make the covenants set forth in this Article V to FFIN.

Section 5.01 Commercially Reasonable Efforts. OSB and the Bank will use commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the completion of the transactions contemplated hereby in accordance with this Agreement.

Section 5.02 Information Furnished by OSB. OSB and the Bank shall promptly, and in any event within ten (10) Business Days, except where, with reasonable diligence, such information cannot be procured within ten (10) Business Days, following receipt of a written request from FFIN or FFB, furnish or cause to be furnished to, all information concerning OSB, including but not limited to financial statements, required for inclusion in any statement or application made or filed by FFIN or FFB to any governmental body in connection with the transactions contemplated by this Agreement (including the Registration Statement (as defined in Section 5.13) and the Proxy Statement/Prospectus) or in connection with any unrelated transactions during the pendency of this Agreement. OSB and the Bank represent and warrant that all information so furnished shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. OSB and the Bank shall otherwise fully cooperate with FFIN and FFB in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 5.03 Required Acts. Between the date of this Agreement and the Closing, OSB and the Bank will unless otherwise permitted in writing by FFIN:

(a) operate (including, without limitation, the making of, or agreeing to make, any loans or other extensions of credit) only in the ordinary course of business and consistent with past practices and safe and sound banking principles;

(b) except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees and goodwill and to maintain all assets owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

(c) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as OSB or the Bank may in good faith reasonably dispute;

(d) maintain in full force and effect all insurance policies now in effect or renewals thereof and give all notices and present all claims under all insurance policies in due and timely fashion;

(e) timely file, subject to extensions, all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, except those being contested in good faith by appropriate proceedings;

(f) timely file, subject to extensions, all Tax Returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

(g) withhold from each payment made to each of its employees the amount of all Taxes required to be withheld therefrom and pay the same to the proper Tax receiving officers;

(h) account for all transactions and prepare all financial statements of the Bank in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP);

(i) promptly classify and charge off loans and make appropriate adjustments to loss reserves in accordance with the Call Report Instructions and the Uniform Retail Credit Classification and Account Management Policy;

(j) pay or accrue all costs, expenses and other charges to be incurred by the Bank in connection with the Merger, including all legal fees, accounting fees, consulting fees and brokerage fees, prior to the Calculation Date;

(k) ensure that all balances related to Federal Home Loan Mortgage Corporation (“Freddie MAC”) servicing are in balance and in agreement with Freddie MAC prior to the Calculation Date;

(l) use its commercially reasonable efforts to prevent any shareholder of OSB from taking any action that would result in the termination of OSB’s status as an “S corporation” within the meaning of Code §1361 or the termination of the Bank’s status as a “qualified Subchapter S subsidiary” within the meaning of Code §1361(b)(3)(B); and

(m) ensure that all accruals for Taxes are accounted for in the ordinary course of business, consistent with past practices and in accordance with GAAP (unless otherwise instructed by RAP in which case such accrual will be accounted for in accordance with RAP).

Section 5.04 Prohibited Acts. Between the date of this Agreement and Closing, OSB and the Bank will not, without the prior written consent of FFIN:

(a) take or fail to take any action that would cause the representations and warranties made in Article III to be inaccurate at the time of the Closing or preclude OSB or the Bank from making such representations and warranties at the time of the Closing;

(b) merge into, consolidate with or sell its assets to any other person or entity, change the Bank’s Articles of Association or Bylaws, increase the number of shares of Bank Stock outstanding or increase the amount of the Bank’s surplus (as calculated in accordance with the Call Report Instructions);

(c) except as explicitly permitted hereunder or in accordance with applicable law or pursuant to a Contract existing as of the date of this Agreement, engage in any transaction with any affiliated person or allow such persons to acquire any assets from the Bank, except (i) in the form of wages, salaries, fees for services, reimbursement of expenses and benefits already granted or accrued under the Employee Plans, or (ii) any deposit (in any amount) made by an officer, director or employee;

(d) declare, set aside or pay any dividends or make any other distribution to its shareholders (including any share dividend, dividends in kind or other distribution) whether in cash, shares or other property or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its capital shares or other securities, except (i) the Bank may pay distributions to OSB in an aggregate amount not to exceed 36 percent of the taxable income of OSB during the period between January 1, 2012 and Closing, (ii) the Bank may make the Distributions specifically contemplated in Section 1.07 hereof, and (iii) OSB may declare and pay distributions to its shareholders;

(e) discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with past practices and except for liabilities incurred in connection with the transactions contemplated hereby;

(f) issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

(g) accelerate the vesting of pension or other benefits in favor of employees of the Bank except according to the Employee Plans or as otherwise contemplated by this Agreement or as required by applicable law;

(h) acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

(i) revoke OSB’s election to be taxed as an “S corporation” within the meaning of Code §1361, or take any action that would result in the termination of OSB’s status as an “S corporation” within the meaning of Code §1361 or the termination of the Bank’s status as a “qualified Subchapter S subsidiary” within the meaning of Code §1361(b)(3)(B) prior to the Closing Date;

(j) mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (iv) pledges of assets to secure public funds deposits;

(k) sell, transfer, lease to others or otherwise dispose of any of its assets (except any sales of securities or sales of loans in the ordinary course of business consistent with past practices, or cancel or compromise any debt or claim, or waive or release any right or claim of a value in excess of $50,000;

(l) make any change in the rate or timing of payment of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, other than periodic increases in compensation consistent with past practices, and bonuses, commissions, and incentives consistent with past and normal Bank practices to Bank employees and officers;

(m) enter into any employment or consulting contract (other than as contemplated by the terms of the Employee Plans or this Agreement) or other agreement with any current or proposed director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, phantom stock, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except as required by applicable law;

(n) except for improvements or betterments relating to Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

(o) hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $50,000 or hire or employ any person for any newly created position;

(p) sell or dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

(q) make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, including loan loss reserves, (ii) asset liability management techniques, or (iii) accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by OSB’s independent auditors, or as required by any applicable regulatory authority;

(r) reduce the amount of the Bank’s allowance for loan losses except through charge offs (and subject to the obligations under Sections 5.03(i) and 5.20);

(s) sell (but payment at maturity is not a sale) or purchase any investment securities, other than purchases of obligations of the U.S. Treasury (or any agency thereof) with a duration of four (4) years or less and an AAA rating by at least one nationally recognized ratings agency;

(t) make, commit to make, renew, extend the maturity of,fc or alter any of the material terms of any loan in excess of $500,000, but FFIN will be deemed to have given its consent under this Section 5.04(t) unless FFIN objects to such transaction no later than 48 hours (weekends and bank holidays excluded) after actual receipt by FFIN of all information relating to the making, renewal or alteration of that loan; or

(u) enter into any acquisitions or leases of real property, including new leases and lease extensions.

Section 5.05 Access; Pre-Closing Investigation. Subject to the provisions of Article X, OSB and the Bank will afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of FFIN and FFB full access, to the extent legally permissible, to the properties, books, contracts and records of the Bank, permit FFIN and FFB to make such inspections (including with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon pursuant to Section 5.12) as they may require and furnish to FFIN, to the extent legally permissible, during such period all such information concerning the Bank and their affairs as FFIN may reasonably request, in order that FFIN may have full opportunity to make such reasonable investigation as it desires to make of the affairs of OSB and the Bank, including access sufficient to verify the value of the assets and the liabilities of OSB and the Bank and the satisfaction of the conditions precedent to FFIN’s obligations described in Article VIII of this Agreement. FFIN and FFB will use its commercially reasonable efforts not to disrupt the normal business operations of the Bank. OSB agrees at any time, and from time to time, to furnish to FFIN as soon as practicable, any additional information that FFIN may reasonably request. All inspections by FFIN under this provision will be at its expense.

Section 5.06 Invitations to and Attendance at Directors’ and Committee Meetings. From the date of this Agreement until the earlier of the Effective Time or termination of this

Agreement, the Bank shall give notice (which notice shall include all materials provided to directors of the Bank with respect to such meeting), at the same time such notice is provided to directors of the Bank or if no written notice is provided to directors of the Bank then at least 48 hours in advance of such meeting, to two (2) designees of FFIN and will invite those persons to attend all regular and special meetings of the Board of Directors of the Bank and all regular and special meetings of any board or senior management committee of the Bank, including, without limitation, any loan committee meetings. However, the Bank reserves the right to exclude those invitees from any portion of any such meeting specifically relating to the transactions contemplated by this Agreement or which, upon the advice of legal counsel, are otherwise privileged. In addition, the Bank will provide FFIN with copies of the minutes of all regular and special meetings of the Board of Directors of the Bank and minutes of all regular and special meetings of any board or senior management committee of the Bank held on or after the date of this Agreement (except portions of such minutes that are devoted to the discussion of this Agreement or that, upon the advice of legal counsel, are otherwise privileged). The Bank will provide copies of those minutes to FFIN within fifteen (15) Business Days after the date of that meeting, and FFIN will keep those minutes confidential in accordance with Article X.

Section 5.07 Additional Financial Statements and Tax Returns. The Bank will promptly furnish FFIN with true and complete copies of each Call Report of the Bank prepared after the date of this Agreement as soon as such reports are made available to the FDIC. In addition, OSB and the Bank will promptly furnish FFIN with true and complete copies of each Tax Return prepared after the date of this Agreement as soon as such returns are made available to the IRS.

Section 5.08 Untrue Representations. OSB will promptly notify FFIN in writing if OSB or the Bank becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to FFIN or any representation or warranty made in or pursuant to this Agreement or that results in the failure of OSB or the Bank to comply with any covenant, condition or agreement contained in this Agreement.

Section 5.09 Litigation and Claims. OSB and the Bank will promptly notify FFIN in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against OSB, the Bank or OSB RE or affecting any of their properties if such litigation or potential litigation might, upon an unfavorable outcome, result in a Material Adverse Change, and OSB and the Bank will promptly notify FFIN of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Knowledge of OSB or the Bank, threatened against OSB or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by OSB or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 5.10 Material Adverse Changes. OSB and the Bank will promptly notify FFIN in writing if any change or development has occurred or, to the Knowledge of OSB or the Bank, been threatened (or any development has occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on either OSB or the Bank, (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the completion of the transactions contemplated by this Agreement, or (c) would cause the conditions in Section 8.01 or Section 8.02 not to occur.

Section 5.11 Consents and Approvals. OSB and the Bank will use their commercially reasonable efforts to obtain at the earliest practicable time all consents and approvals from third parties, including those listed on Confidential Schedule 3.08.

Section 5.12 Environmental Investigation; Right to Terminate Agreement.

(a) FFIN and its consultants, agents and representatives will have the right, to the same extent that the Bank has the right, if any, but not the obligation or responsibility, to inspect any Property, including conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling (“Environmental Inspections”) at any time on or prior to the date that is 45 days after the date of this Agreement. Any Environmental Inspections will be at FFIN’s expense, and any findings or results of any Environmental Inspections will not be disclosed to any individual or entity, other than FFIN or the Bank, unless FFIN is required by law to disclose such information. FFIN will notify OSB prior to any physical inspections of the Property, and OSB may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation (“Secondary Investigation”) including, test borings, soil, water and other sampling is deemed desirable by FFIN, FFIN will (i) notify OSB of any Property for which it intends to conduct such a Secondary Investigation and the reasons for such Secondary Investigation, and (ii) commence such Secondary Investigation, on or prior to the date that is 60 days after the date of this Agreement. FFIN will give reasonable notice to OSB of such Secondary Investigations, and OSB may place reasonable time and place restrictions on such Secondary Investigations.

(b) FFIN will have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.19 is not true and accurate in any material respect; (ii) the results of such Environmental Inspection, Secondary Investigation or other environmental survey are disapproved by FFIN because the environmental inspection, Secondary Investigation or other environmental survey identifies material violations or potential material violations of Environmental Laws; (iii) OSB has refused to allow FFIN to conduct an Environmental Inspection or Secondary Investigation in a manner that FFIN reasonably considers necessary; (iv) the Environmental Inspection, Secondary Investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action by OSB that would result in a Material Adverse Change; (v) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup, which, if OSB were to take cleanup or remedial action to correct same, would result in a Material Adverse Change; or (vi) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to the date that is 90 days after the date of this Agreement, FFIN will advise OSB in writing as to whether FFIN intends to terminate this Agreement in accordance with Section 9.01 because FFIN disapproves of the results of the Environmental Inspection, Secondary Investigation or other environmental survey. OSB will have the opportunity to correct any objected to violations or conditions to FFIN’s reasonable satisfaction prior to the date that is 75 days after the date of this Agreement. If OSB fails to demonstrate its satisfactory correction of the violations or conditions to FFIN, FFIN may terminate the Agreement on or prior to the date that is 90 days after the date of this Agreement.

(c) OSB agrees to make available to FFIN and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including the results of other environmental inspections and surveys. OSB also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with FFIN and will be entitled to certify the same in favor of FFIN and its consultants, agents and representatives and make all other data available to FFIN and its consultants, agents and representatives.

Section 5.13 Registration Statement and Proxy Statement/Prospectus.

(a) OSB and the Bank agree to cooperate and assist FFIN in (i) preparing a Registration Statement on Form S-4 (the “Registration Statement”), relating to the shares of FFIN Stock to be issued as part of the Merger Consideration provided for herein, and the Proxy Statement/Prospectus, and (ii) filing the Registration Statement and the Proxy Statement/Prospectus (forming a part of the Registration Statement) with the SEC, including furnishing to FFIN all information concerning OSB that FFIN may reasonably request in connection with preparation of such Registration Statement and Proxy Statement/Prospectus. None of the information supplied or to be supplied by OSB or any of its directors, officers, employees or agents for inclusion in the Registration Statement or the Proxy Statement/Prospectus shall, at the date the Proxy Statement/Prospectus is mailed to the shareholders of OSB and, as the Registration Statement and the Proxy Statement/Prospectus may be amended or supplemented, at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to OSB necessary in order to make the statements therein with respect to OSB, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that OSB is responsible for filing with any regulatory or governmental agency in connection with the Merger shall comply with respect to OSB in all material respects with the provisions of applicable law.

(b) The OSB Board has resolved to recommend to the OSB shareholders that they approve this Agreement and shall submit to its shareholders this Agreement and any other matters required to be approved by its shareholders in order to carry out the purposes of this Agreement. The OSB Board shall (i) include in the Proxy Statement/Prospectus the recommendation of the OSB Board that the shareholders of OSB vote in favor of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby, (ii) use its best efforts to obtain such shareholder approval of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby, and (iii) perform such other acts as may reasonably be requested by FFIN to ensure that such shareholder approval of this Agreement, the sale of substantially all of the assets of OSB as contemplated by this Agreement, the Merger and the transactions contemplated hereby are obtained; and

(c) Cause the Proxy Statement/Prospectus to be mailed to the shareholders of OSB as soon as practicable after the effectiveness of the Registration Statement.

(d) Neither, OSB nor the Bank shall, and OSB and the Bank shall cause their respective directors, officers not to, take any action that could reasonably require the registration of the Stock Consideration under the Securities Act or any state’s securities laws.

Section 5.14 Benefit Plans. OSB agrees that the Bank’s Employee Plans may be terminated, modified or merged into FFIN’s Employee Plans on or after the Closing Date, as determined by FFIN in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already accrued thereunder. At the request of FFIN, OSB and the Bank agree to terminate no later than immediately before the Closing Date any Employee Plans for which the Bank may have liability so that the Bank will have no liability from and after the Closing Date, and OSB will cause the Bank to accrue any and all obligations with respect to the termination of such plans before the Calculation Date, provided that FFIN will not require that OSB terminate its defined benefit plan or its Bank owned life insurance policies (“BOLI”) prior to the Effective Time. FFIN acknowledges that any termination or modification at the direction of FFIN will not (a) be deemed to cause the OSB Financial Statements to have been prepared other than in accordance with GAAP, (b) constitute a breach of any provision of this Agreement by OSB or the Bank.

Section 5.15 Termination of Data Processing/Technology Contracts. Each of OSB and the Bank will use its best efforts, including, but not limited to, notifying appropriate parties and negotiating in good faith a reasonable settlement, to ensure that its current data processing/technology contracts listed on Confidential Schedule 5.15 will, if the Merger occurs, be terminated after the consummation of the Merger on a date to be mutually agreed upon by FFIN, FFB, OSB and the Bank; provided, that, all costs, fees, expenses and penalties necessary to be paid by the Bank in connection with the termination of such data processing and technology contracts to which the Bank is a party shall be accrued or paid by the Bank on or prior to the Calculation Date in accordance with this Section 5.15 and Section 1.07. Such notice and actions by OSB and the Bank will be in accordance with the terms of such data processing or technology contracts.

Section 5.16 Conforming Accounting Adjustments. OSB and the Bank shall, if requested by FFIN, consistent with GAAP, immediately prior to Closing, make such accounting entries as FFIN may reasonably request in order to conform the accounting records of the Bank to the accounting policies and practices of FFIN. No such adjustment shall of itself constitute or be deemed to be a breach, violation or failure to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement or be an acknowledgment by OSB or the Bank (a) of any adverse circumstances for purposes of determining whether the conditions to FFIN’s obligations under this Agreement have been satisfied, (b) that such adjustment is required for purposes of determining satisfaction of the condition to FFIN’s obligations under this Agreement set forth in Section 8.10 hereof, or (c) that such adjustment shall not be taken into account in the calculation of the Adjusted Equity. No adjustment required by FFIN shall (y) require any prior filing with any governmental agency or regulatory authority or (z) violate any law, rule or regulation applicable to OSB or the Bank.

Section 5.17 Tail D&O Policy. On or prior to the Closing Date, OSB will obtain an extended reporting period (otherwise known as “tail coverage”) policy, with terms and coverage reasonable for such policies, covering directors and officers of the Bank for a period of not less than three (3) years from the Closing Date, and the total premium for such policy shall be paid or accrued prior to the Calculation Date.

Section 5.18 Regulatory and Other Approvals. OSB, at its own expense, will promptly, but in no event later than thirty (30) days after the date OSB provides FFIN with the information requested for the regulatory applications pursuant to Section 6.02, file or cause to be filed applications for all regulatory approvals required to be obtained by OSB in connection with this Agreement and the other agreements contemplated hereby. OSB will promptly furnish FFIN with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. OSB will use its commercially reasonable efforts to obtain all such regulatory approvals and any other approvals from third parties, including those listed on Confidential Schedule 5.18, at the earliest practicable time.

Section 5.19 Tax Matters.

(a) OSB shall include the income of the Bank on OSB’s federal S corporation Tax Returns and state income and franchise Tax Returns for all periods through the end of the Closing Date and pay any federal and state Taxes attributable to such income (including, without limitation, any federal income and state franchise or margin Taxes incurred by OSB or the Bank as a result of the deemed sale of the assets of the Bank pursuant to this Agreement). OSB shall furnish Tax information to FFIN for inclusion in FFIN’s federal consolidated income Tax Return for the period beginning after the Closing Date in accordance with the Bank’s past custom and practice. The items of income gain, loss, deduction and credit of the Bank shall be apportioned between the period up to and including the Closing Date and the period after the Closing Date based on closing the books of the Bank as of the end of the Closing Date.

(b) OSB shall allow FFIN and its counsel to participate (at FFIN’s expense) in any audit of OSB’s federal or state Tax Returns to the extent that such returns relate to the Bank and could reasonably be expected to increase or decrease Taxes of FFIN or any of its Affiliates for any taxable period (or portion thereof) after the Closing Date. OSB shall not settle any such audit in a manner that could reasonably be expected to adversely affect FFIN or any of its Affiliates after the Closing Date without the prior consent of FFIN, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) OSB shall not file or take any position on any of its or the Bank’s Tax Returns (including any amended Tax Returns of OSB or the Bank) with respect to a taxable period of the Bank (or portion thereof) prior to or including the Closing Date that could reasonably be expected to increase the liability of FFIN and its Affiliates (including the Bank) for a taxable period (or portion thereof) beginning after the Closing Date without the prior written consent of FFIN, such consent not to be unreasonably withheld, conditioned or delayed.

(d) All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement, if any, shall be paid by OSB when due, and OSB will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, FFIN will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(e) OSB, the Bank, and FFIN shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 5.19(f) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(f) OSB and FFIN further agree, upon request, to use their reasonable commercial best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

Section 5.20 Allowance for Loan and Lease Losses. The Bank shall maintain its allowance for loan and lease losses in accordance with GAAP and RAP, but in no event at a level less than 1.00% of the Bank’s Total Loans as of the Calculation Date and the Closing Date (the “Minimum Allowance Amount”); provided, however, if the allowance for loan and lease losses is less than the Minimum Allowance Amount as of the Closing Date, the Adjusted Equity shall be recalculated to take into account the provision necessary for the Bank to comply with this Section 5.20. For purposes of this Agreement, the term “Total Loans” means the amount of loans and leases, net of unearned income, calculated in accordance with instructions for Call Report Schedule RC – Balance Sheet, item 4(b).

Section 5.21 Disclosure Schedules. At least ten (10) days prior to the Closing, OSB agrees to provide FFIN with supplemental disclosure schedules to be delivered by OSB pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.

Section 5.22 Maintenance of OSB. From the Closing Date until December 30, 2013, OSB shall maintain ownership of cash or other assets (other than shares of FFIN Stock) with a net fair market value of at least $1,000,000 in excess of any liabilities of OSB. Prior to December 30, 2013, OSB may take action to prepare for the liquidation or dissolution of OSB, but in no event shall OSB cause or consummate such liquidation or dissolution prior to the close of business on December 30, 2013.

Section 5.23 Transition.

(a) The senior officers of OSB and the Bank agree to meet with senior officers of FFIN and FFB on a reasonably regular basis to review the financial and operational affairs of the Bank, and to the extent permitted by applicable law, each of OSB and the Bank agrees to give due consideration to FFIN’s input on such matters, consistent with this Section 5.23, with the understanding that FFIN shall in no event be permitted to exercise control of OSB or the Bank prior to the Effective Date and, except as specifically provided under this Agreement, OSB and the Bank shall have no obligation to act in accordance with FFIN’s input. Commencing after the date hereof and to the extent permitted by applicable law, FFIN, OSB and the Bank shall use their reasonable best efforts to plan the integration of the Bank with the businesses of FFIN and FFB and their respective affiliates to be effective as much as practicable as of the Closing Date; provided, however, that in no event shall FFIN or its affiliates be entitled to control OSB or the Bank prior to the Effective Date. Without limiting the generality of the foregoing, from the date hereof through the Effective Date and consistent with the performance of their day-to-day operations and the continuous operation of the Bank in the ordinary course of business, the Bank’s employees and officers shall use their reasonable best efforts to provide support, including support from the Bank’s outside contractors, and to assist FFIN in performing all tasks, including, without limitation, equipment installation, reasonably required to result in a successful integration at the Closing. FFIN shall provide such assistance of its personnel as the Bank shall request to permit the Bank to comply with their obligations under this Section 5.23.

(b) From and after the date hereof, each of OSB and the Bank shall use its reasonable best efforts, and shall use its reasonable best efforts to cause its agents to, permit FFIN to take all reasonable actions that FFIN deems necessary or appropriate, and to cooperate and to use its reasonable best efforts to cause its agents to cooperate in the taking of such actions, to enable FFIN, after the Closing, to satisfy the applicable obligations under §§302, 404 and 906 of the Sarbanes-Oxley Act of 2002 (the “SOA”) and the other requirements of the SOA with respect to the Bank, including establishing and maintaining adequate disclosure controls and procedures and internal controls over financial reporting as such terms are defined in the SOA. All out-of-pocket costs and expenses incurred by the Bank in complying with this Section 5.23 (i) shall not be taken into account in the calculation of the Adjusted Equity, and (ii) shall be reimbursed by FFIN in the event this Agreement is terminated promptly upon submission to FFIN of appropriate documentation of same. FFIN shall provide such assistance of its personnel as the Bank shall request to permit the Bank to comply with its obligations under this Section 5.23.

Section 5.24 Repayment of Trust Preferred Notes, Senior Indebtedness and Other Indebtedness.

(a) Prior to or simultaneously with Closing, OSB shall redeem all of the Trust Preferred Notes, including, without limitation, any payments of principal, interest, dividends or fees due thereunder, and cause the Trust to redeem all of Capital Securities and common securities issued by the Trust.

(b) Prior to or simultaneously with Closing, OSB shall redeem and repay all principal, interest and fees of the 2009 Senior Secured Notes Due December 31, 2020 (the “Senior Notes”) and cause the security interest held by the holders of the Senior Notes to be released and terminated.

Section 5.25 Voting Agreement. Simultaneously with the execution of this Agreement, each of the directors of OSB and the Bank shall execute and deliver to FFIN the Voting Agreement and Irrevocable Proxy in the form of Exhibit “A” attached hereto, and each of OSB and the Bank acknowledges that pursuant to such agreement the directors of OSB and the Bank have agreed that they will vote the OSB Shares owned by them in favor of this Agreement and the transactions contemplated hereby and thereby, subject to required regulatory approvals.

Section 5.26 Director Support Agreements. Simultaneously with the execution of this Agreement, each of the directors of the Bank set forth on Confidential Schedule 5.26 shall enter into a Director Support Agreement with FFIN (each a “Director Support Agreement”). The form of the Director Support Agreement is attached as Exhibit “B” hereto.

Section 5.27 Execution of Releases. Each of OSB and the Bank shall take such action as it is required to, and shall use reasonable best efforts to cause the other persons to take such action as they are required to, in order to execute the releases as described in Section 8.06.

Section 5.28 No Solicitation. So long as this Agreement is in effect, neither OSB, the Bank nor any of their respective directors or officers shall (i) initiate, solicit, encourage or otherwise facilitate any inquiries, provide any information to or negotiate with any other party any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal, or (ii) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its or their directors or officers to take any such action and OSB or the Bank shall notify FFIN orally (within one (1) Business Day) and in writing (as promptly as practicable) of any such inquiries and proposals received by OSB or the Bank or any of its respective directors or officers, relating to any of such matters.

ARTICLE VI

COVENANTS OF FFIN

FFIN hereby makes the covenants set forth in this Article VI to OSB and the Bank.

Section 6.01 Reasonable Best Efforts. FFIN shall use its reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 6.02 Regulatory Filings and Registration Statement.

(a) FFIN, with the cooperation of OSB and the Bank, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by FFIN in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Merger by the Federal Reserve, the OCC and the TDSML. FFIN shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

(b) FFIN shall reserve and make available for issuance in connection with the Merger, and in accordance with the terms of this Agreement, the shares of FFIN Stock for the Stock Consideration and shall, with the cooperation of OSB and the Bank, file with the SEC the Registration Statement, which Registration Statement will contain the Proxy Statement/Prospectus, and FFIN shall use its reasonable best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of the mailing thereof to the OSB shareholders at the time of the Shareholders’ Meeting and on the Effective Date, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.

(c) FFIN shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

(d) FFIN shall promptly and properly prepare and file any filings required under the Securities Act or Exchange Act, relating to the Merger and the transactions contemplated herein.

(e) FFIN shall keep OSB reasonably informed as to the status of such applications and filings and shall notify it promptly of any developments that reasonably could significantly delay the completion of the Merger.

(f) FFIN shall not take any action at any time after the Effective Date which would cause the Merger not to be treated as a taxable asset sale under the Code.

Section 6.03 Untrue Representations. FFIN and FFB shall promptly notify OSB in writing if FFIN or FFB becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to OSB or any representation or warranty made in or pursuant to this Agreement or that results in the failure of FFIN or FFB to comply with any covenant, condition or agreement contained in this Agreement.

Section 6.04 Litigation and Claims. FFIN and FFB shall promptly notify OSB of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the Knowledge of FFIN or FFB, threatened against FFIN or FFB that questions or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by FFIN or FFB pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 6.05 Notice of Material Adverse Changes. FFIN and FFB shall promptly notify OSB in writing if any change or development shall have occurred or, to the Knowledge of FFIN or FFB, been threatened (or any development shall have occurred or been threatened involving a prospective change) that (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Change on either FFIN or FFB (b) would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement or (c) would cause the conditions in Section 7.01 or Section 7.02 not to occur.

Section 6.06 Consents and Approvals. FFIN and FFB shall use their commercially reasonable efforts to obtain at the earliest practicable time all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement at the earliest practicable time.

Section 6.07 Employee Matters. FFIN and FFB shall, with respect to each employee of the Bank at the Effective Time who continues in employment with FFIN or its Subsidiaries (each a “Continued Employee”), provide the benefits described in this Section 6.07. Subject to the right of subsequent amendment, modification, replacement or termination in the sole discretion of FFIN, each Continued Employee shall be entitled, as an employee of FFIN or its Subsidiaries, to participate in the employee benefit plans of FFIN as set forth in Confidential Schedule 6.07 hereto in effect as of the date of this Agreement, if such Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and makes any required contributions. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 6.07 is not intended to give any Continued Employee any rights or privileges superior to those of other similarly situated employees of FFIN or its Subsidiaries. The provisions of this Section 6.07 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, FFIN shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any employee benefit plans in which a Continued Employee may participate (excluding any defined benefit pension plan), credit each Continued Employee with his or her term of service with the Bank to the extent such service was recognized under the analogous OSB Employee Plan.

Section 6.08 Conduct of Business in the Ordinary Course. Except as specifically provided for in this Agreement, each of FFIN and FFB shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Section 6.08, the ordinary course of business shall consist of the banking and related business as presently conducted by FFIN and its Subsidiaries, and engaging in acquisitions and assisting in the management of its Subsidiaries.

Section 6.09 Disclosure Schedules. At least ten (10) days prior to the Closing, each FFIN and FFB agrees to provide OSB with supplemental disclosure schedules to be delivered by FFIN and FFB pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement.

Section 6.10 Appointment of Advisory Directors. At the Effective Time, OSB shall appoint as advisory directors of FFB the directors of the Bank who execute a Director Support Agreement and indicate a desire to serve as advisory directors of FFB (the “Advisory Board”). Each member of the Advisory Board shall be appointed to serve as an Advisory Board member for an initial term of one (1) year and receive compensation as set by the FFB Board from time to time. FFB shall provide each member of the Advisory Board with indemnification rights consistent with those rights provided to other advisory directors of FFB in accordance with FFB’s Articles of Association and Bylaws.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF OSB AND THE BANK

The obligations of OSB and the Bank under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by OSB and the Bank:

Section 7.01 Representations and Warranties. All representations and warranties made by FFIN in this Agreement or in any document or schedule delivered to OSB and the Bank in connection with this Agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) when made and being true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties must have been true as of such earlier date).

Section 7.02 Performance of Obligations. FFIN and FFB having performed in all material respects all obligations and agreements required to be performed by this Agreement or the Merger Agreement on or prior to the Closing Date.

Section 7.03 Shareholder Approvals. Each of (i) the sale of substantially all of the assets of OSB as contemplated by this Agreement, (ii) the Merger, and (iii) this Agreement having been approved by the requisite vote of the holders of the outstanding OSB Shares as and to the extent required by the TBOC.

Section 7.04 Government and Other Approvals. FFIN having received approvals, acquiescences or consents of the transactions contemplated by this Agreement and for the OSB Distribution Transactions from all necessary governmental agencies and authorities and other third parties, including all consents described on Confidential Schedules 3.08 and 4.08, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any federal or state governmental authority or by any other third party by formal proceedings.

Section 7.05 No Litigation. No action having been taken, and no statute, rule, regulation or order being promulgated, enacted, entered, enforced or deemed applicable to the Merger by any Federal, state or foreign government or governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (c) if the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject the Bank or any officer, director, shareholder or employee of the Bank to criminal or civil liability. Further, no action or proceeding prior to any court or governmental authority, by any government or governmental authority or by any other person is threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (c) above.

Section 7.06 Delivery of Closing Documents. OSB and the Bank shall have received all documents required to be received from FFIN and FFB on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to OSB and the Bank.

Section 7.07 No Material Adverse Change. There having been no Material Adverse Change with respect to either FFIN or FFB since September 30, 2012.

Section 7.08 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the SEC. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FFIN AND FFB

All obligations of FFIN and FFB under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by FFIN.

Section 8.01 Representations and Warranties. All representations and warranties made by OSB and the Bank in this Agreement or in any document or schedule delivered to FFIN in connection with this Agreement being true and correct in all material respects (except to the extent such representations and warranties are qualified by their terms by reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change,” or the like, in which case such representations and warranties as so qualified are true and correct in all respects) when made and being true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties must have been true as of such earlier date).

Section 8.02 Performance of Obligations. OSB and the Bank having, or having caused to be, performed or observed in all material respects all agreements, terms, covenants and conditions required by this Agreement to be performed or observed by OSB and the Bank at or prior to the Closing.

Section 8.03 Shareholder Approvals. Each of (i) the sale of substantially all of the assets of OSB as contemplated by this Agreement, (ii) the Merger, and (iii) this Agreement, having been approved by the requisite vote of the holders of the outstanding OSB Shares as and to the extent required by the TBOC.

Section 8.04 Government and Other Approvals. FFIN having received approvals, acquiescences or consents that may be required in order to complete the transactions contemplated by this Agreement (including any approvals, acquiescence or consents that may be required in order to fulfill the transactions contemplated by Section 4.08), all on terms and conditions acceptable to FFIN, from all necessary governmental agencies and authorities, including all consents described on Confidential Schedules 3.08 and 4.08, and all applicable waiting periods having expired. Further, the approvals and the transactions contemplated hereby not having been contested or threatened to be contested by any Federal or state governmental authority or by any other third party by formal proceedings.

Section 8.05 No Litigation. No action having been taken, and no statute, rule, regulation or order having been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, or the transactions contemplated hereby by any Federal, state or foreign government or governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of FFIN, its subsidiaries or the Bank, (c) impose material limits on the ability of any party to this Agreement to complete the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby are completed, subject FFIN or subject any officer, director, shareholder or employee of FFIN to criminal or civil liability. Further, no action or proceeding prior to any court or governmental authority, by any government or governmental authority or by any other person, being threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

Section 8.06 Releases. FFIN having received from each of the directors of the Bank an instrument dated as of the Closing Date releasing the Bank from any and all claims of such directors (except to certain matters described therein), the form of which is attached as Exhibit “C”. Further, FFIN having received from each of the officers of the Bank with titles of vice president and above, as listed on Confidential Schedule 8.06, an instrument dated as of the Closing Date releasing the Bank from any and all claims of such officers (except as to certain matters described therein), the form of which is attached as Exhibit “D”.

Section 8.07 Voting and Director Support Agreements. Simultaneously with the execution of this Agreement, FFIN having received (a) from each of the Shareholders listed on Confidential Schedule 8.07(a) the Voting Agreement the form of which is attached as Exhibit “A”, and (b) from each of the directors of the Bank listed on Confidential Schedule 5.26 a Director Support Agreement, the form of which is attached as Exhibit “B”.

Section 8.08 Employment Agreements. Simultaneously with the execution of this Agreement, FFIN having received fully-executed employment agreements satisfactory to FFIN, with the individuals set forth on Confidential Schedule 8.08.

Section 8.09 Consent of Sole Shareholder. Simultaneously with the execution of this Agreement, FFIN having received a written consent, signed by OSB as the sole shareholder of the Bank, approving the Merger.

Section 8.10 No Material Adverse Change. There will have been no Material Adverse Change to the Bank since September 30, 2012.

Section 8.11 Termination of Employee Plans. FFIN having received evidence reasonably satisfactory to FFIN that, as of the Effective Time, all OSB Employee Plans (other than such plans FFIN elects not to terminate) have been terminated in accordance with the terms of such OSB Employee Plans, the Code, ERISA and all other applicable laws and regulations on a basis satisfactory to FFIN in its sole discretion and that, to the extent FFIN deems necessary or appropriate, affected participants have been notified of such terminations and/or integrations.

Section 8.12 Trust Preferred Securities. OSB having redeemed all of the Trust Preferred Notes, including, without limitation, having paid all principal, accrued but unpaid interest, fees and expenses to the holder of the Trust Preferred Notes simultaneously with the Closing.

Section 8.13 Senior Indebtedness. OSB having redeemed all of the Senior Notes, including, without limitation, having paid all principal, accrued but unpaid interest, fees and expenses to the holders of the Senior Notes simultaneously with the Closing. In connection with the redemption of the Senior Notes, any pledge, security interest, lien or other encumbrance on the Bank Stock shall have been removed, released or terminated.

Section 8.14 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the SEC. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

Section 8.15 Delivery of Closing Documents. FFIN and FFB shall have received all documents required to be received from OSB and the Bank on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to FFIN and FFB.

ARTICLE IX

TERMINATION

Section 9.01 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time, notwithstanding the approval thereof by the shareholders of OSB, prior to or at the Closing as follows, and in no other manner:

(a) By the mutual consent of FFIN and OSB, duly authorized by the board of directors of each of FFIN and OSB.

(b) By either OSB or FFIN (as long as the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if the conditions precedent to such parties’ obligations to close specified in Articles VII and VIII, respectively, hereof have not been met or waived by September 30, 2013, or such later date as has been approved by FFIN and OSB.

(c) By either FFIN or OSB if any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to complete such transactions or if any court of competent jurisdiction in the United States or other federal or state governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action is final and nonappealable.

(d) By either FFIN or OSB if it reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

(e) By either FFIN or OSB if there has been any Material Adverse Change with respect to the other party.

(f) By FFIN if OSB or the Bank fails to comply in any material respect with any of their respective covenants or agreements contained in this Agreement or in any other agreement contemplated hereby (other than those representations and warranties which are qualified by their terms by a reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change” or the like) and such failure has not been cured within a thirty (30) day period after notice from FFIN, or if any of the representations or warranties of OSB and the Bank contained herein or therein are inaccurate in any material respect.

(g) By OSB if FFIN or FFB fails to comply in any material respect with any of their respective covenants or agreements contained in this Agreement or in any other agreement contemplated hereby (other than those representations and warranties which are qualified by their terms by a reference to “material,” “materiality,” “in all material respects,” “Material Adverse Change” or the like) and such failure has not been cured within a thirty (30) day period after notice from OSB, or if any of the representations or warranties of FFIN or FFB contained herein or therein are inaccurate in any material respect.

(h) By FFIN in accordance with Section 5.12.

(i) By FFIN, if (i) OSB has mailed the Proxy Statement/Prospectus to its shareholders and OSB does not hold the Shareholders’ Meeting within 60 days thereafter, (ii) this Agreement and the Merger are not approved by the required vote of shareholders of OSB at the Shareholders’ Meeting, (iii) the board of directors of OSB fails to recommend that the OSB shareholders vote in favor of approval of this Agreement, or (iv) the individuals that executed a Director Support Agreement or a Voting Agreement and Irrevocable Proxy pursuant to Sections 5.28 and 5.29 hereto have violated the terms thereof.

Section 9.02 Notice of Termination. The power of termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 12.07 of this Agreement.

Section 9.03 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, if this Agreement is terminated pursuant to the provisions of Section 9.01 hereof, no party to this Agreement will have any further liability or obligation under this Agreement, except the provisions of Article X hereof will remain applicable.

ARTICLE X

CONFIDENTIAL INFORMATION

Section 10.01 Definition of “Recipient,” “Disclosing Party” and “Representative”. For purposes of this Article X, the term “Recipient” means the party receiving the Subject Information (as defined in Section 10.02) and the term “Disclosing Party” means the party furnishing the Subject Information. The terms “Recipient” or “Disclosing Party”, as used herein, include: (a) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (b) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term

“Representative” as used herein, includes all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term “person” as used in this Article X is to be broadly interpreted to include any corporation, company, group, partnership, governmental agency or individual.

Section 10.02 Definition of “Subject Information”. For purposes of this Article X, the term “Subject Information” means all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party, including the Purchase Price; provided, however, that the Purchase Price may be disclosed in the proxy materials distributed to the shareholders of OSB in connection with their approval of the Merger. The term “Subject Information” does not include information that (a) was already in the Recipient’s possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (b) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (c) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

Section 10.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby and that the Subject Information will be kept confidential by the Recipient and the Recipient’s Representatives; provided, however, that (a) any of such Subject Information may be disclosed to the Recipient’s Representatives (including, but not limited to, the Recipient’s accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives will be informed by the Recipient of the confidential nature of such information and that the Recipient will direct and cause such persons to treat such information confidentially); and (b) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

Section 10.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient’s Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 10.05 Return of Subject Information. In the event of termination of this Agreement for any reason, the Recipient will promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

Section 10.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party will be entitled to obtain specific performance or injunctive relief against the breach or threatened breach of Article X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies are not the exclusive remedies for a breach of Article X of this Agreement, but are in addition to all other remedies available at law or in equity to the Disclosing Party.

ARTICLE XI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

ADDITIONAL REMEDIES

Section 11.01 Survival of Representations. Warranties and Covenants. Notwithstanding any right of FFIN and FFB to investigate fully the affairs of OSB and the Bank and notwithstanding any Knowledge of facts determined or determinable by FFIN and FFB pursuant to such investigation or right of investigation, FFIN and FFB have the right to rely fully upon the representations, warranties, covenants and agreements of OSB and the Bank contained in this Agreement or in any certificate delivered pursuant to this Agreement. All of the representations and warranties made by the parties and contained in this Agreement will survive until December 30, 2013 (the “Indemnification Termination Date”), at which time such representations and warranties will terminate. All covenants made by the parties in Sections 1.09, 1.12, 5.22, 5.24, and Articles X, XI and XII, shall survive the Closing Date. All other covenants terminate at the Effective Time.

Section 11.02 Indemnification. OSB agrees to indemnify and hold harmless FFIN and each of its Subsidiaries, parents, Affiliates, directors, officers, shareholders, employees and agents (each an “FFIN Indemnified Person” and collectively the “FFIN Indemnified Persons”) from, against and with respect to any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties, but net of all tax benefits actually realized by FFIN or any of its Subsidiaries and recoveries from related insurance claims with respect to such losses (collectively, “FFIN Losses”) resulting from (a) any inaccuracy in or any breach or violation of any representation or warranty made by OSB or the Bank in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as part of the transactions contemplated hereby or thereby, (b) the failure of OSB or the Bank to perform any agreement or covenant required by this Agreement or any other instrument or agreement contemplated hereby or thereby, and (c) any civil money penalties or fines assessed against the Bank for any events or circumstances that occurred prior to the Effective Time. For purposes of this Agreement, a tax benefit shall not be treated as actually realized by a party or any of its Subsidiaries until such time, if any, that such tax benefit results in an actual reduction of the amount of Taxes payable by such party or any of its Subsidiaries during such Tax period computed after first considering all other expenses, losses, deduction, credits and net operating loss, capital loss and tax credit carryovers and carrybacks otherwise available to such party or any of its Subsidiaries. OSB will have no liability under this Indemnification provision for any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties incurred by the FFIN Indemnified Persons attributable to the acts or conduct of the FFIN Indemnified Persons after the Effective Time.

Section 11.03 Indemnification of OSB. Each of FFIN and FFB agrees to indemnify and hold harmless OSB and each of its Subsidiaries, parents, Affiliates, directors, officers, shareholders, employees and agents (each a “OSB Indemnified Person” and collectively the “OSB Indemnified Persons”) from, against and with respect to any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties, but net of all tax benefits actually realized by OSB or any of its Subsidiaries and recoveries from related insurance claims with respect to such losses (collectively, “OSB Losses”) resulting from (a) any inaccuracy in or any breach or violation of any representation or warranty made by FFIN or FFB in this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto or as part of the transactions contemplated hereby or thereby, and (b) the failure of FFIN or FFB to perform any agreement or covenant required by this Agreement or any other instrument or agreement contemplated hereby or thereby. Neither FFIN nor FFB will have any liability under this Indemnification provision for any and all liabilities, losses, damages, deficiencies, judgments, costs, expenses (including, but not limited to, the fees and expenses of counsel), and interest or penalties incurred by the OSB Indemnified Persons attributable to the acts or conduct of the OSB Indemnified Persons prior to the Effective Time.

Section 11.04 Procedure for Indemnification. FFIN, FFB or OSB (as applicable, the “Indemnified Party”) will, within ten (10) Business Days after the service of process in a lawsuit brought by a third party (a “Lawsuit”) or within thirty (30) days after such Indemnified Party acquires Knowledge of a claim covered by the indemnities under Sections 11.02, and 11.03 or 11.07 of this Agreement (a “Claim”), give written notice to the other party (the “Indemnifying Party”), describing the Lawsuit or Claim (a “Notice of Claim”) and the estimated amount thereof; but any failure by FFIN, FFB or OSB to give the foregoing written notice within such period will not affect the indemnities under Sections 11.02, 11.03 or 11.07, as applicable, to the extent that the Indemnifying Party is not actually prejudiced by such failure. Upon receipt of such notice, the Indemnifying Party will be entitled, at its own cost and expense: (a) to assume responsibility and control of the defense, compromise or settlement of the Lawsuit that involves solely a claim for one or more liabilities for which indemnity may be sought hereunder, and (b) in any other case, to be consulted by the Indemnified Party (who will consider in good faith all requests of the Indemnifying Party with respect to all such proceedings) with respect to proceedings subject to control of the Indemnified Party. For so long as the Indemnifying Party is contesting any such Lawsuit in good faith and by appropriate proceedings, the Indemnifying Party will not be required to make payment under this Article XI to the Indemnified Party. If the Indemnifying Party is controlling the conduct of any such Lawsuit, the Indemnifying Party will, on request of the Indemnified Party, provide to the Indemnified Party, at reasonable intervals, a summary of any developments with respect to that Lawsuit. The Indemnified Party may participate at its own expense in any judicial proceeding controlled by the Indemnifying Party. To the extent permitted by applicable law, the Indemnified Party will supply the Indemnifying Party with information reasonably requested by the Indemnifying Party as necessary for the Indemnifying Party to control and conduct the defense of any Lawsuit, to prosecute any counterclaim or to participate in any proceeding to the extent permitted by this provision. The Indemnified Party will not enter into any settlement or other compromise with respect to any liability as to which indemnity may be sought without the prior written consent of the Indemnifying Party, which consent is not to be unreasonably withheld.

Section 11.05 Limitations on Indemnity with Respect to Time, Amount and Source.

(a) The indemnification obligations of the parties under Sections 11.02 and 11.03 of this Agreement will expire on the Indemnification Termination Date, except (i) in each instance with respect to any Losses arising out of Claims or Lawsuits for which an Indemnified Party has given a Notice of Claim prior to the Indemnification Termination Date, and (ii) nothing in this Section affects the Indemnifying Party’s obligations under Articles X and XII (the “Continuing Obligations”).

(b) Except as expressly provided herein, OSB will not be liable for FFIN Losses that are otherwise indemnifiable under Section 11.02 of this Agreement until the total of all FFIN Losses incurred by FFIN Indemnified Persons exceeds $100,000, whereupon OSB shall be required to indemnify FFIN only for the amount of the total of all FFIN Losses that exceeds the first $100,000. The maximum liability of OSB for all FFIN Losses under this Article XI is $1,000,000.

(c) Except as expressly provided herein, FFIN will not be liable for OSB Losses that are otherwise indemnifiable under Section 11.03 of this Agreement until the total of all OSB Losses incurred by OSB Indemnified Persons exceeds $100,000, whereupon FFIN shall be required to indemnify OSB only for the amount of the total of all OSB Losses that exceeds the first $100,000. The maximum liability of FFIN for all OSB Losses under this Article XI is $1,000,000.

Section 11.06 Additional Remedies. Nothing contained in this Article XI limits or otherwise affects the remedies available to OSB, the Bank, FFIN or FFB, or their respective officers, directors or agents with respect to any claim or cause of action arising out of the willful misconduct, misrepresentation, fraud or gross negligence of the other party, its Affiliates or any shareholder, director, employee or agent of the other party or its Affiliates.

Section 11.07 Tax Indemnification Matters. OSB shall indemnify and hold harmless FFIN and its Affiliates against any FFIN Losses attributable to (i) all Taxes (or the nonpayment thereof) of Bank for all taxable periods ending on or prior to the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”); (ii) all Taxes of OSB; (iii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Bank is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local or foreign law or regulation; and (iv) any and all Taxes of any Person (other than the Bank) imposed on the Bank as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring prior to the Closing Date, provided that no payment will be due under this Section 11.07 until the aggregate amount of such Taxes exceeds the amount of the Tax Accrual for the period ending as of the Closing. Tax Accrual means, with respect to the Bank, the aggregate amount of current liability accruals for Taxes (excluding reserves for deferred Taxes), if any, reflected on the OSB Financial Statements.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Expenses. Each of the parties to this Agreement is obligated to pay all of its expenses and costs (including all counsel fees and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

Section 12.02 Brokerage Fees and Commissions.

(a) Each of FFIN and FFB hereby represents to OSB and the Bank that no agent, representative or broker has represented FFIN or FFB in connection with the transactions described in this Agreement. Neither OSB nor the Bank will have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of FFIN or FFB, and each of FFIN and FFB hereby agrees to indemnify and hold OSB harmless for any amounts owed to any agent, representative or broker of FFIN.

(b) Each of OSB and the Bank hereby represents to FFIN and FFB that, except as set forth in Confidential Schedule 12.02(b), no agent, representative or broker has represented OSB or the Bank in connection with the transactions described in this Agreement. Neither FFIN nor FFB will have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of OSB, the Bank or any shareholder of OSB, and OSB hereby agrees to indemnify and hold FFIN and FFB harmless for any amounts owed to any agent, representative or broker of OSB, the Bank or any shareholder of OSB.

Section 12.03 Entire Agreement. This Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

Section 12.04 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person. No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.

Section 12.05 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to complete the transactions contemplated by this Agreement or to carry out and perform any undertaking made by the parties hereunder.

Section 12.06 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 12.07 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by U.S. mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

IF TO OSB OR THE BANK:

Stephen Lee

President

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77631

Phone: (409) 221-6160

Fax: (409) 883-7164

Electronic mail: slee@orangesavingsbank.com

WITH A COPY TO:

Larry Temple

400 West 15th Street, Ste. 705

Austin, Texas 78701

Phone (512) 477-4467

Telecopy: (512) 477-4478

Electronic mail: larry@larrytemple.com

IF TO FFIN OR FFB:

F. Scott Dueser

President and Chief Executive Officer

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

Phone: (325) 627-7155

Fax: (325) 627-7393

Electronic mail: sdueser@ffin.com

WITH A COPY TO:

Michael G. Keeley, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202-2799

Phone: (214) 468-3345

Fax: (214) 740-7138

Electronic mail: mkeeley@hunton.com

Section 12.08 GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN TAYLOR COUNTY, TEXAS.

Section 12.09 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 12.10 Certain Definitions.

(a) “Affiliate” means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

(b) “Bankruptcy Exception” means, in respect of any agreement, contract, commitment or obligation, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or similar law affecting creditors’ rights and remedies generally and, with respect to the enforceability of any agreement, contract, commitment or obligation, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(c) “Business Day” means a day that the Bank is open to the public for the conduct of banking business.

(d) “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

(e) “FFIN Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of FFIN as of September 30, 2012, as of December 31, 2011 and 2010, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 2012, and for each of the three years ended

December 31, 2011, 2010 and 2009, as filed by FFIN in FFIN SEC Reports, and (ii) the consolidated statements of condition of FFIN (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in FFIN SEC Reports filed with respect to periods ended subsequent to September 30, 2012.

(f) “Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality.

(g) “Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, crude oil or any fraction thereof or any petroleum product, but does not include normal quantities of any chemical used in the ordinary course of business as office or cleaning supplies.

(h) A person has “Knowledge” of, or acts “Knowingly” with respect to, a particular fact or other matter if any individual who is presently serving as a director or officer or employee of that person, after reasonable inquiry, is actually aware of such fact or other matter.

(i) “Material Adverse Change” with respect to any party means any material adverse change in the business, results of operations, condition (financial or otherwise), prospects, assets, properties, employees, liabilities (absolute, accrued, contingent or otherwise) or reserves of such party has occurred, including, by way of example and without limitation, any litigation or regulatory developments that would cause the representations and warranties set forth in Sections 3.07 or 4.07 or Sections 3.20 or 4.05, respectively, to be untrue or incorrect, but excluding any change with respect to, or effect on, such party resulting from: (i) any changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries; (ii) changes in GAAP or RAP that are generally applicable to the banking or savings industries; (iii) expenses incurred in connection with the transactions contemplated by this Agreement; (iv) changes in interest rates; or (v) actions or omissions of a party taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated by this Agreement.

(j) The term “Property” or “Properties” includes all real property currently owned or leased by the Bank or OSB RE, including properties that the Bank or OSB RE has foreclosed on as well as the premises and all improvements and fixtures thereon of the Bank or OSB RE.

(k) “Regulatory Agency” means (i) any self-regulatory organization, (ii) the Federal Reserve, (iii) the TDSML, (v) the OCC, (vi) the SEC, or (vii) any other federal or state governmental or regulatory agency or authority having or claiming jurisdiction over a party to this Agreement or the transactions contemplated hereby.

(l) “Subsidiary” means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, a majority equity interest.

Section 12.11 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 12.12 Attorneys’ Fees and Costs. If attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, the prevailing party is entitled to recover reasonable attorneys’ fees and costs incurred therein and determined by the court to be justified.

Section 12.13 Rules of Construction. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

Section 12.14 Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement or any particular section. Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.

Section 12.15 Public Disclosure. None of FFIN, FFB, OSB, or the Bank will make any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; but FFIN, FFB, OSB, and the Bank are permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations, that may be necessary to obtain regulatory approval for the transactions contemplated hereby, or that may be necessary to enforce the obligations under this Agreement.

Section 12.16 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements, covenants or conditions contained herein. Such action will be evidenced by a signed written notice given in the manner provided in Section 12.07. No party to this Agreement will by any act (except by a written instrument given pursuant to Section 12.07) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. Any party may unilaterally waive a right which is solely applicable to it.

Section 12.17 Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of FFIN, FFB, OSB, and the Bank at any time prior to or after adoption of this Agreement by the shareholders of OSB but, after any submission of this Agreement to such shareholders for approval, no amendment will be made that reduces the Purchase Price or that materially and adversely affects the rights of OSB’s shareholders hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the party against which enforcement of the amendment, modification or supplement is sought.

Section 12.18 No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, FFIN, FFB, OSB and the Bank have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

FIRST FINANCIAL BANKSHARES, INC.

By:	/s/ F. Scott Dueser
F. Scott Dueser, President and Chief Executive Officer

FIRST FINANCIAL BANK, N.A.

By:	/s/ F. Scott Dueser
F. Scott Dueser, President and Chief Executive Officer

OSB FINANCIAL SERVICES, INC.

By:	/s/ Stephen Lee
Stephen Lee, President

ORANGE SAVINGS BANK, SSB

By:	/s/ Stephen Lee
Stephen Lee, President

EXHIBITS

Exhibit “A”	-	Form of Voting Agreement

Exhibit “B”	-	Form of Director Support Agreement

Exhibit “C”	-	Form of Director Release

Exhibit “D”	-	Form of Officer Release

EXHIBIT “A”

VOTING AGREEMENT AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) dated as of February 20, 2013 is executed by and among First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), Stephen Lee (“Lee”), as proxy, and the shareholders of OSB listed on the signature page to this Agreement (together with Lee referred to herein individually as a “Shareholder” and collectively as the “Shareholders”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, FFIN, First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB and Orange Savings Bank, SSB, a Texas savings bank with its home office in Orange, Texas (the “Bank”), have executed that certain Agreement and Plan of Merger, dated as of February 20, 2013 (the “Merger Agreement”), providing for the acquisition by FFIN of all or substantially all of the assets of OSB consisting of all of the issued and outstanding shares of capital stock of the Bank through the merger of the Bank with and into FFB, with FFB surviving the merger (the “Merger”);

WHEREAS, Sections 5.25 and 8.07 of the Merger Agreement require that OSB and the Bank deliver to FFIN the irrevocable proxies of the Shareholders as a condition of, and simultaneously with, execution of the Merger Agreement; and

WHEREAS, FFIN and FFB are relying on the irrevocable proxies in incurring expenses in reviewing the business of OSB and the Bank, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger, and the Shareholders are benefiting both from such expenditures by FFIN and FFB and by the terms of the Merger Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OSB, FFIN, and the Shareholders undertake, promise, covenant and agree with each other as follows:

AGREEMENT

1. Each Shareholder, being the holder of common shares of OSB (the “Common Shares”) set forth below their names on the signature pages hereto, will vote, direct to vote, or act by consent with respect to:

(a)	the number of Common Shares set forth below the Shareholder’s name on the signature pages hereto,

(b)	all Common Shares the Shareholder owns as of the record date of any meeting of the shareholders of OSB or otherwise as of the date of such vote or consent, and

(c)	all Common Shares the Shareholder owns beneficially and has the power and authority to direct the voting thereof as of the record date of any meeting of the shareholders of OSB or otherwise as of the date of such vote or consent

(collectively, the “Shares”), in favor of approval of the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement, the Merger and the Merger Agreement.

2. If OSB conducts a meeting of or otherwise seeks approval of its shareholders with respect to any Acquisition Proposal (as defined below) or any other matter that may contradict this Agreement or the Merger Agreement or may prevent FFIN or OSB from completing the Merger, then the Shareholders will vote the Shares or otherwise act in the manner most favorable to completing the Merger and the transactions contemplated by the Merger Agreement.

“Acquisition Proposal” means any of the following: (a) a merger, consolidation, or any similar transaction (other than the Merger or any merger of any Subsidiary of OSB with and into OSB or another Subsidiary of OSB) of any entity with OSB or any Subsidiary of OSB, (b) a purchase, lease or other acquisition of all or substantially all the assets of OSB or any Subsidiary of OSB, (c) a purchase or other acquisition of “beneficial ownership” by any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) (including by way of merger, consolidation, share exchange, or otherwise) that would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of OSB or any Subsidiary of OSB after the date of this Agreement, (d) a tender or exchange offer to acquire securities representing 25% or more of the voting power of OSB, (e) a public proxy or consent solicitation made to the shareholders of OSB seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, or (f) the making of a bona fide offer or proposal to the Board of Directors or shareholders of OSB to engage in one or more of the transactions referenced in clauses (a) through (e) above.

3. In order to better effect the provisions of Sections 1 and 2 of this Agreement, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Lee with full power of substitution, his true and lawful proxy and attorney-in-fact (the “Proxy Holder”) to vote at any meeting of the shareholders of OSB (each, a “Meeting”) all of each Shareholder’s Shares in favor of the approval of the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement, the Merger and the Merger Agreement and the transactions contemplated therein, with such modifications to the Merger Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote on the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement if the Merger Agreement is modified so as to (i) reduce the amount of consideration or the form of consideration to be received by OSB or (ii) alter the tax consequences of the receipt thereof under the Merger Agreement in its present form.

4. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of FFIN, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares, or another holder of Common Shares in the amount of such Shares, to deliver to FFIN an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement.

5. Lee, by his execution below, agrees to vote all of the Shareholders’ Shares at any Meeting, in favor of the approval of the sale of substantially all of the assets of OSB as contemplated by the Merger Agreement, the Merger and the Merger Agreement, with such modifications to the Merger

Agreement as the parties thereto may make; but this proxy will not apply with respect to any vote if the Merger Agreement is modified so as to reduce the amount of consideration or the form of consideration to be received by OSB or the tax consequences of the receipt thereof under the Merger Agreement in its present form.

6. Each of the Shareholder’s acknowledges that FFIN and OSB are relying on this Agreement in incurring expenses in connection with FFIN’s reviewing the Bank’s business, in OSB’s preparing a proxy statement, in FFIN preparing a private placement memorandum, in FFIN’s and FFB’s proceeding with the filing of applications for regulatory approvals, and in their undertaking other actions necessary for completing the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, INCLUDING TO THE EXTENT APPLICABLE, SECTION 721.369 OF THE TEXAS BUSINESS ORGANIZATIONS CODE. The Shareholders and OSB acknowledge that the performance of this Agreement is intended to benefit FFIN and FFB.

7. The irrevocable proxy granted pursuant hereto will continue in effect until the earlier to occur of (a) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (b) completion of the transactions contemplated by the Merger Agreement.

8. Lee may, in his sole discretion, appoint a substitute proxy to act as Proxy Holder under this Agreement. In the event of the death, disability or incapacity of Lee, FFIN, in its sole discretion, may appoint a substitute proxy to act as Proxy Holder under this Agreement.

9. The vote of the Proxy Holder will control in any conflict between his vote of the Shares and a vote by the substitute proxy holder or the Shareholders of the Shares, and OSB agrees to recognize the vote of the Proxy Holder instead of the vote of substitute proxy holder or the Shareholders if the substitute proxy holder or the Shareholders do not vote in accordance with Sections 1 and 2 of this Agreement.

10. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by FFIN, OSB and that Shareholder. Any such modification, amendment, alteration or supplement shall only apply to the Shareholder(s) executing such written agreement and this Agreement will remain in full force and effect with respect to Shareholders who do not execute such written agreement.

11. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

12. This Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

13. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

IF TO OSB, THE PROXY HOLDER OR THE SHAREHOLDERS:

Stephen Lee

President

OSB Financial Services, Inc.

812 North 16th Street

Orange, Texas 77631

Phone: (409) 221-6160

Fax: (409) 883-7164

Electronic mail: slee@orangesavingsbank.com

WITH A COPY TO:

Larry Temple, Esq.

400 West 15th Street, Ste. 705

Austin, Texas 78701

Phone (512) 477-4467

Telecopy: (512) 477-4478

Electronic mail: larry@larrytemple.com

IF TO FFIN:

F. Scott Dueser

President and Chief Executive Officer

First Financial Bankshares, Inc.

400 Pine Street

Abilene. Texas 79601

Phone: (325) 627-7155

Fax: (325) 627-7393

Electronic mail: sdueser@ffin.com

WITH A COPY TO:

Michael G. Keeley, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202-2799

Phone: (214) 468-3345

Fax: (214) 740-7138

Electronic mail: mkeeley@hunton.com

14. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN TAYLOR COUNTY, TEXAS.

15. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person. No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.

16. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

17. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

“FFIN”:

FIRST FINANCIAL BANKSHARES, INC.

By:
F. Scott Dueser, President and Chief Executive Officer

PROXY HOLDER:

Stephen Lee

“OSB”:

OSB FINANCIAL SERVICES, INC.

By:
Stephen Lee, President

“SHAREHOLDERS”:

[ ]
Number of Shares: [ ]

[ ] Number of Shares: [ ]

[ ] Number of Shares: [ ]

[ ] Number of Shares: [ ]

[ ] Number of Shares: [ ]

[ ] Number of Shares: [ ]

[ ] Number of Shares: [ ]

EXHIBIT “B”

DIRECTOR SUPPORT AGREEMENT

This DIRECTOR SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of February 20, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), and                     , an individual resident of the State of Texas (“Director”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, FFIN, First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and Orange Savings Bank, SSB, a Texas savings bank with its home office in Orange, Texas (the “Bank”), have entered into an Agreement and Plan of Merger, dated as of February 20, 2013 (the “Merger Agreement”), providing for the acquisition by FFIN of all or substantially all of the assets of OSB consisting of all of the issued and outstanding shares of capital stock of the Bank through the merger of the Bank with and into FFB, with FFB surviving the merger (the “Merger”); and

WHEREAS, in connection with consummation of the transactions contemplated by the Merger Agreement, and as a condition precedent to the obligations of FFIN under the Merger Agreement, FFIN and Director have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for receipt of such confidential information and trade secrets and in consideration of the premises and mutual covenants contained herein and in the Merger Agreement intending to be legally bound hereby, FFIN and Director agree as follows;

AGREEMENT

1. Director Support. Director agrees to use his or her best efforts to refrain from harming the goodwill of OSB, the Bank, any subsidiary of OSB or the Bank (“OSB Subsidiary”), FFIN or FFB, and their respective customer, client and vendor relationships. During the term of this Agreement, Director agrees also to consider FFB when obtaining banking products or services for his personal or business needs.

2. Director Covenants.

(a) Director acknowledges that he has received substantial, valuable consideration, including confidential trade secret and proprietary information relating to the identity and special needs of current and prospective customers of OSB or any OSB Subsidiary, OSB’s and any OSB Subsidiary’s current and prospective services, OSB’s and any OSB Subsidiary’s business projections and market studies, OSB’s and any OSB Subsidiary’s business plans and strategies, OSB’s and any OSB Subsidiary’s studies and information concerning special services unique to OSB or any OSB Subsidiary. Director further acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-solicitation restriction set forth below. Accordingly, other than in any capacity for or on behalf of FFIN or any subsidiary of FFIN, Director agrees that Director will not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever:

(i) solicit the business of any person or entity who is a customer of OSB or any OSB Subsidiary as of the date of this Agreement or as of the Closing Date on behalf of any other insured depository institution;

(ii) (A) acquire any interest in (directly or indirectly), charter, operate or enter into any franchise or other management agreement with, any insured depository institution that has a location within a 35 mile radius of any location of OSB or any OSB Subsidiary (the “Noncompete Area”) (but Director may (1) retain any existing ownership interest in any insured depository institution as disclosed on Schedule 1 attached hereto, (2) acquire an ownership interest in any publicly-traded depository institution, so long as that ownership interest does not exceed 3% of the total number of shares outstanding of that depository institution, and (3) invest in an existing mutual fund that invests, directly or indirectly, in such insured depository institutions),

(B) serve as an officer, director, employee, agent or consultant to any insured depository institution that has a location within the Noncompete Area, or

(C) establish or operate a branch or other office of an insured depository institution within the Noncompete Area; or

(iii) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the 12 months preceding the Closing Date was, an employee of OSB or any OSB Subsidiary; but nothing in this Section 2(a)(iii) applies to employment other than in the financial services business.

Director may not avoid the purpose and intent of this Section 2(a) by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

(b) If any court of competent jurisdiction should determine that the terms of this Section 2 are too broad in terms of time, geographic area, lines of commerce or otherwise, that court is to modify and revise any such terms so that they comply with applicable law.

(c) Director agrees that (i) this Agreement is entered into in connection with the sale to FFIN of the goodwill of the business of the Bank, (ii) Director is receiving valuable consideration for this Agreement, (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure FFIN acquires the goodwill of the Bank, and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

3. Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should Director later challenge any provision as unclear, unenforceable, or inapplicable to any competitive activity that Director intends to engage in, Director will first notify FFIN in writing and meet with a FFIN representative and a neutral mediator (if FFIN elects to retain one at its expense) to discuss resolution of any disputes between the parties. Director will provide this notice at least 21 days before Director engages in any activity on behalf of a competing business or engages in other activity that could forseeably fall within a questioned restriction. If Director fails to comply with this requirement, Director waives his right to challenge the reasonable scope, clarity, applicability or enforceability of this Agreement and its restrictions at a later time.

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4. Termination. This Agreement and all obligations hereunder will terminate on the earlier of (a) the date the Merger Agreement is terminated pursuant to Section 9.01 of the Merger Agreement or (b) the date that is 24 months after the Closing Date.

5. Waiver. Amendment and Modification. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Agreement may be modified or amended at any time, by action of FFIN and the Director. Any waiver, modification or amendment of this Agreement shall be in writing.

6. Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be signed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so signed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A telecopy, facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

7. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS AGREEMENT WILL LIE IN ORANGE COUNTY, TEXAS.

8. Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intent of the parties that this Agreement, and the terms hereof are for the sole benefit of the parties to this Agreement and not for the benefit of any other person. No party to this Agreement will assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, and any assignment made or attempted in violation of this Section is void and of no effect.

9. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there will be added automatically as a part of this Agreement a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

10. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary and/or permanent injunction or injunctions which a court of competent jurisdiction concludes is justified to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

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11. Entire Agreement. This Agreement and the other agreements, documents, schedules and instruments signed and delivered by the parties to each other at the Closing are the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement is binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

12. Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

13. Notice. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by facsimile transmission or electronic mail, at the respective addresses or transmission numbers set forth below and is deemed delivered (a) in the case of personal delivery, facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with and instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section. All communications must be in writing and addressed as follows:

IF TO DIRECTOR:

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IF TO FFIN:

F. Scott Dueser

President and Chief Executive Officer

First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

Fax: (325) 627-7393

Electronic mail: sdueser@ffin.com

14. Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement. Any and all schedules, exhibits, certificates or other documents or instruments referred to herein or attached hereto are and will be incorporated herein by reference hereto as though fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DIRECTOR:

Print Name:

FIRST FINANCIAL BANKSHARES, INC.

By:
F. Scott Dueser, President and Chief Executive Officer

SCHEDULE 1

EXISTING OWNERSHIP INTEREST

EXHIBIT “C”

RELEASE

(Director)

This RELEASE (the “Release”), effective as of                     , is made by                                      (the “Director”), in favor of Orange Savings Bank, SSB (the “Bank”), a Texas savings bank with its home office in Orange, Texas. Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 20, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”), and the Bank, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Director has executed and delivered to FFIN and FFB an instrument releasing the Bank from any and all claims of such Director;

WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.06 of the Merger Agreement as discussed above; and

WHEREAS, the Director desires to enter into this Release in consideration of the matters set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, including, without limitation, that this Release is a condition to the Merger Agreement, the receipt and sufficiency of which is hereby expressly acknowledged, the Director agrees as follows:

1. Attached as Schedule 1 hereto is a list of all loans outstanding from the Bank to the Director. The Director acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against the Bank, except as set forth below. The Director for himself or herself and on behalf of his or her heirs and assigns (the “Director Releasing Parties”) hereby releases, acquits and forever discharges the Bank and its predecessors, successors, assigns, Subsidiaries, and its officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them (but only as to their actions or omissions in their capacity as officers, directors, employees, agents or servants of the Bank) from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; but the Bank is not released from any obligations or liabilities to the Director (a) pursuant to the articles of association or bylaws of the Bank regarding the indemnification of officers or directors; and (b) in connection with any deposits (as defined in 12 USC §1813(1)) of the Director or other written contractual obligations of the Bank to the Director existing on the date of this Release and set forth on Schedule 2 hereto (items (a) and (b) are collectively referred to herein as the “Specified Claims”).

2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith are to be construed as an admission of liability, all liability being expressly denied by the Bank. The Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Director may have or be entitled to against the Bank, and their respective predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than the Specified Claims.

3. The Director hereby represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed. The Director further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Director enters into this Release after the opportunity to consult with his or her own legal counsel.

4. THIS RELEASE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS RELEASE WILL LIE IN ORANGE COUNTY, TEXAS.

5. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Release is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Release will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Release; and (c) there will be added automatically as a part of this Release a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

6. Whenever the words “include,” “includes” or “including” are used in this Release, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Release refer to this Release as a whole and not to any particular provision in this Release. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

7. This Release is executed as of the date first above written.

[signature page to follow]

2

THE DIRECTOR:

Print Name:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on                     , by                                         , individually.

Notary Public in and for the State of Texas

Printed Name:

My Commission Expires:

3

SCHEDULE 1

LOANS OUTSTANDING

SCHEDULE 2

SPECIFIED CLAIMS

5

EXHIBIT “D”

RELEASE

(Officer)

This RELEASE (the “Release”), effective as of                     , is made by                                      (the “Officer”), in favor of Orange Savings Bank, SSB (the “Bank”), a Texas savings bank with its home office in Orange, Texas. Terms with their initial letters capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 220, 2013, by and between First Financial Bankshares, Inc., a Texas corporation and registered bank holding company under the Bank Holding Company Act of 1956 with its principal offices in Abilene, Texas (“FFIN”), First Financial Bank, N.A., a national association with its main office in Abilene, Texas (“FFB”), OSB Financial Services, Inc., a Texas corporation with its principal offices in Orange, Texas (“OSB”). and the Bank, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Officer has executed and delivered to FFIN and FFB an instrument releasing the Bank, from any and all claims of such Officer;

WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 8.06 of the Merger Agreement as discussed above; and

WHEREAS, the Officer desires to enter into this Release in consideration of the matters set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, including, without limitation, that this Release is a condition to the Merger Agreement, the receipt and sufficiency of which is hereby expressly acknowledged, the Officer agrees as follows:

1. Attached as Schedule 1 hereto is a list of all loans outstanding from the Bank to the Officer. The Officer acknowledges that, to the best of his or her knowledge, there are no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against the Bank, except as set forth below. The Officer for himself or herself and on behalf of his or her heirs and assigns (the “Officer Releasing Parties”) hereby releases, acquits and forever discharges the Bank and its predecessors, successors, assigns, Subsidiaries, and its officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them (but only as to their actions or omissions in their capacity as officers, directors, employees, agents or servants of the Bank) from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Officer Releasing Parties, or any of them, has, known or unknown, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; but the Bank is not released from any obligations or liabilities to the Officer (a) pursuant to the articles or certificate of incorporation or association or bylaws of the Bank regarding the indemnification of officers or directors; (b) in connection with any deposits (as defined in 12 USC §1813(1)) of the Officer or other written contractual obligations of the Bank to the Officer existing on the date of this Release and as set forth on Schedule 2 hereto; (c) accrued compensation; (d) pursuant to the provisions of any written employment agreement to which the Officer is a party and as set forth on Schedule 3: and (e) in connection with medical clams not yet filed (items (a), (b), (c), (d) and (e) are collectively referred to herein as the “Specified Claims”).

2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith are to be construed as an admission of liability, all liability being expressly denied by the Bank. The Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that the Officer may have or be entitled to against the Bank, and their respective predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than the Specified Claims.

3. The Officer hereby represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Officer in the capacity in which executed. The Officer further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind of character not set forth herein. The Officer enters into this Release after the opportunity to consult with his or her own legal counsel.

4. THIS RELEASE IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS RELEASE WILL LIE IN ORANGE COUNTY, TEXAS.

5. If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Release is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Release will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Release; and (c) there will be added automatically as a part of this Release a provision mutually agreed to which is similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

6. Whenever the words “include,” “includes” or “including” are used in this Release, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Release refer to this Release as a whole and not to any particular provision in this Release. Each use herein of the masculine, neuter or feminine gender are deemed to include the other genders. Each use herein of the plural include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

7. This Release is executed as of the date first above written.

2

THE OFFICER:

Print Name:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on                     , by                                         , individually.

Notary Public in and for the State of Texas

Printed Name:

My Commission Expires:

3

SCHEDULE 1

LOANS OUTSTANDING

SCHEDULE 2

SPECIFIED CLAIMS

SCHEDULE 3

SALARY, BONUS OR OTHER COMPENSATION OR BENEFITS

6